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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Waste Management, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

May 12, 2020 at 11:00 a.m., Central Time

Place:*

The Maury Myers Conference Center
Waste Management, Inc.
1021 Main Street
Houston, Texas 77002

Purpose:

•
To elect the eight nominees named in the attached proxy statement for election as directors;

•
To vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•
To vote on a non-binding, advisory proposal to approve our executive compensation;

•
To vote on a proposal to amend and restate our Employee Stock Purchase Plan (the "ESPP") to increase the number of shares authorized for issuance under the ESPP; and

•
To conduct other business that is properly raised at the meeting.

Only stockholders of record on March 16, 2020 may vote at the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY
OF PROXY MATERIALS:

This Notice of Annual Meeting and Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2019 are available on the "Investors" webpage at www.wm.com.

You may vote via the Internet by following the instructions provided in the Notice or, if you received printed copies of the proxy materials, on your proxy card.

If you received printed copies of the materials in accordance with the instructions in the Notice, you also have the option to vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 11, 2020.

If you received printed copies of the proxy materials in accordance with the instructions in the Notice and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted.

Your vote is important. We urge you to promptly submit your proxy by telephone, by the Internet or, if this Proxy Statement was mailed to you, by completing, signing, dating and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.

COURTNEY A. TIPPY
 Corporate Secretary

March 27, 2020

*
We intend to hold our annual meeting in person. However, we are actively monitoring the public health and travel concerns relating to COVID-19 (coronavirus). In the event it is not possible or advisable to hold the annual meeting as planned, we will announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. Any alternative arrangements for the meeting will be publicly announced in a press release available on the Company's "Investors" webpage at www.wm.com and filed with the SEC. As always, we encourage you to vote your shares prior to the annual meeting.

PROXY STATEMENT

Waste Management, Inc. is a holding company, and all operations are conducted by its subsidiaries. Our subsidiaries are operated and managed locally and focus on providing services in distinct geographic areas. Through our subsidiaries, we are North America's leading provider of comprehensive waste management environmental services, and we are also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States.

Our Board of Directors is soliciting your proxy for the 2020 Annual Meeting of Stockholders and at any postponement or adjournment of the meeting. We are furnishing proxy materials to our stockholders primarily via the Internet. On March 27, 2020, we sent an electronic notice of how to access our proxy materials and our Annual Report to stockholders that have previously signed up to receive their proxy materials via the Internet. On March 27, 2020, we began mailing a Notice of Internet Availability of Proxy Materials to those stockholders that previously have not signed up for electronic delivery. The Notice contains instructions on how stockholders can access our proxy materials on the website referred to in the Notice or request that a printed set of the proxy materials be sent to them. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the costs of the annual meeting, and conserve natural resources.

Record Date    March 16, 2020.

Quorum    The holders of a majority of the shares of Common Stock outstanding on the record date must be present in person or by proxy.

Shares Outstanding    There were 423,627,187 shares of our Common Stock outstanding and entitled to vote as of March 16, 2020.

Voting by Proxy    Internet, phone, or mail.

Voting at the Meeting    Stockholders can vote in person during the meeting. Stockholders of record will be on a list held by the inspector of elections. Beneficial holders must obtain a proxy from their brokerage firm, bank, or other stockholder of record and present it to the inspector of elections with their ballot. Voting in person by a stockholder will revoke any previously submitted proxy.

Changing Your Vote    Stockholders of record may revoke their proxy at any time before we vote it at the meeting by submitting a later-dated proxy via the Internet, by telephone, by mail, by delivering instructions to our Corporate Secretary before the annual meeting revoking the proxy or by voting in person at the annual meeting. If you hold shares through a bank or brokerage firm, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals    Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the eight director nominees and one vote on each other matter. To be elected, a director must receive a majority of the votes cast with respect to that director's election at the meeting. This means that the number of shares voted "for" a director must exceed 50% of the votes cast with respect to that director. Each of the other proposals requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock present, either by proxy or in person, and entitled to vote on the matter.

Effect of Abstentions and Broker Non-Votes    Abstentions will have no effect on the election of directors. For each of the other proposals, abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote on the matters.

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. For the proposal to ratify selection of the Company's independent registered public accounting firm, the broker may vote your shares at its discretion. But for all other proposals in this Proxy Statement, including the election of directors, the advisory vote on executive compensation and the amendment and restatement of our ESPP, the broker cannot vote your shares at all. When that happens, it is called a "broker non-vote." Broker non-votes are counted in determining the presence of a quorum at the meeting, but they are not counted for purposes of calculating the shares present and entitled to vote on particular proposals at the meeting.

Voting Instructions    You may receive more than one proxy card depending on how you hold your shares. If you hold shares through a broker, your ability to vote by phone or over the Internet depends on your broker's voting process. You should complete and return each proxy or other voting instruction request provided to you. If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy but do not give voting

    2020 Proxy Statement     |    1

PROXY STATEMENT

instructions, we will vote your shares as set forth below. If you give us your proxy, any other matters that may properly come before the meeting will be voted at the discretion of the proxy holders.

Item	Matter	Board Vote Recommendation

1	Election of Directors Nominees	FOR each director nominee

2	Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for fiscal year 2020	FOR

3	Approve the Company's Executive Compensation	FOR

4	Proposal to amend and restate our ESPP	FOR

NOMINEES FOR DIRECTOR

				Committee
Name	Age	Tenure	Independent	Audit	Management Development and Compensation	Nominating and Governance

Frank M. Clark, Jr.	74	2002 - Present

James C. Fish, Jr.	57	2016 - Present

Andrés R. Gluski	62	2015 - Present

Victoria M. Holt	62	2013 - Present

Kathleen M. Mazzarella	60	2015 - Present

William B. Plummer	61	2019 - Present

John C. Pope	70	1997 - Present

Thomas H. Weidemeyer	72	2005 - Present

Chair, as of 2020 Annual Meeting             Member

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PROXY STATEMENT

Attending the Meeting    Only stockholders, their proxy holders and our invited guests may attend the meeting. If you plan to attend, please bring identification and, if you hold shares in street name, bring your bank or broker statement showing your beneficial ownership of Waste Management, Inc. stock as of the record date in order to be admitted to the meeting. If you are planning to attend our annual meeting and require directions to the meeting, please contact our Corporate Secretary at 713-512-6200. The only items on the agenda for this year's annual meeting are the items set out in the Notice. There will be no presentations.

Potential Alternative Meeting Arrangements    We intend to hold our annual meeting in person. However, we are actively monitoring the public health and travel concerns relating to COVID-19 (coronavirus). In the event it is not possible or advisable to hold the annual meeting as planned, we will announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. Any alternative arrangements for the meeting will be publicly announced in a press release available on the Company's "Investors" webpage at www.wm.com and filed with the SEC. As always, we encourage you to vote your shares prior to the annual meeting.

Stockholder Proposals and Nominees for the 2021 Annual Meeting    Stockholder Proposals: Eligible stockholders who wish to submit a proposal for inclusion in the proxy statement for our 2021 Annual Meeting must submit their proposal to our Corporate Secretary at Waste Management, Inc., 1001 Fannin Street, Houston, Texas 77002. The written proposal must be received at our offices on or before November 27, 2020, and the stockholder must have been the registered or beneficial owner of (a) at least 1% of our outstanding Common Stock or (b) shares of our Common Stock with a market value of $2,000 for at least one year before submitting the proposal. The proposal must comply with the requirements set forth in the federal securities laws, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in order to be included in the Company's proxy statement and proxy card for the 2021 Annual Meeting.

Advance Notice Proposals and Nominations: In addition, the Company's By-laws establish advance notice procedures that must be complied with for stockholders to bring proposals that are not included in the Company's proxy materials and nominations of persons for election as directors (other than pursuant to our proxy access By-law discussed below) before an annual meeting of stockholders. In accordance with our By-laws, for a proposal or nominee not included in our proxy materials to be properly brought before the 2021 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by the Company not less than 120 days nor more than 150 days in advance of the first anniversary of the previous year's annual meeting of stockholders. As a result, any such stockholder's notice for the 2021 Annual Meeting must be received no earlier than December 13, 2020 and no later than January 12, 2021 and must contain the information specified in the Company's By-laws. The stockholder's notice must be delivered to our Corporate Secretary at Waste Management, Inc., 1001 Fannin Street, Houston, Texas 77002.

Proxy Access Nominations: In November 2019, the Company amended and restated its By-laws to provide for "proxy access." This provision permits a stockholder or group of up to 20 stockholders owning 3% or more of the Company's outstanding Common Stock continuously for at least three years to nominate and include in the Company's proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or two individuals, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. In order for such nominees to be included in our proxy statement and form of proxy, stockholders and nominees must submit a notice of proxy access nomination together with other related information required by our By-laws. The information necessary to nominate a director candidate using our proxy access By-law must be delivered to or mailed and received by the Company not less than 120 days nor more than 150 days before the anniversary of the date that the Company commenced mailing of its proxy statement for the previous year's annual meeting of stockholders. As a result, any such nomination for the 2021 Annual Meeting must be received no earlier than October 28, 2020 and no later than November 27, 2020 and must contain the information specified in the Company's By-laws. Such information must be delivered to our Corporate Secretary at Waste Management, Inc., 1001 Fannin Street, Houston, Texas 77002.

A copy of our By-laws may be obtained free of charge by writing to our Corporate Secretary and is available in the "ESG — Corporate Governance" section of the "Investors" page on our website at www.wm.com. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the By-law and SEC requirements for submitting a proposal or nomination.

Due to an anticipated address change for our principal executive officers during the fourth quarter of 2020, we also ask that you email a courtesy copy of any notice to GCLegal@wm.com.

Expenses of Solicitation    We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by Internet or telephone, or by Waste Management officers and

    2020 Proxy Statement     |    3

PROXY STATEMENT

employees of the Company's subsidiaries without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, Innisfree M&A Incorporated has been hired to help in the solicitation of proxies for the 2020 Annual Meeting for a fee of $15,000 plus associated costs and expenses.

Annual Report    A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, which includes our financial statements for fiscal year 2019, is included with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

Householding Information    We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Proxy Statement and Annual Report unless we are notified that one or more of these individuals wishes to receive separate copies. This procedure helps reduce our printing costs and postage fees.

If you wish to receive a separate copy of this Proxy Statement and the Annual Report, please contact: Waste Management, Inc., Corporate Secretary, 1001 Fannin Street, Houston, Texas 77002, telephone 713-512-6200.

If you do not wish to participate in householding in the future and prefer to receive separate copies of the proxy materials, please contact: Broadridge Financial Solutions, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone 1-866-540-7095. If you are currently receiving multiple copies of proxy materials and wish to receive only one copy for your household, please contact Broadridge.

4     |         2020 Proxy Statement

BOARD OF DIRECTORS

Our Board of Directors currently has nine members. Each member of our Board is elected annually. Mr. Patrick W. Gross has reached the retirement age set forth in the Company's Corporate Governance Guidelines; therefore, he is not standing for re-election and his term as a Director of the Company will expire at the 2020 Annual Meeting. The Board of Directors intends to reduce the size of the Board to eight members effective as of the expiration of Mr. Gross's term at the 2020 Annual Meeting.

Mr. Thomas H. Weidemeyer is the Non-Executive Chairman of the Board and presides over all meetings of the Board, including executive sessions that only non-employee directors attend. Stockholders and interested parties wishing to communicate with the Board or the non-employee directors should address their communications to Mr. Thomas H. Weidemeyer, Non-Executive Chairman of the Board, c/o Waste Management, Inc., P.O. Box 53569, Houston, Texas 77052-3569.

Leadership Structure

We separated the roles of Chairman of the Board and Chief Executive Officer at our Company in 2004. We believe that having a Non-Executive Chairman of the Board is in the best interests of the Company and stockholders, due in part to the ever-increasing demands made on boards of directors under federal securities laws, national stock exchange rules and other federal and state regulations. The Non-Executive Chairman's responsibilities include leading full Board meetings and executive sessions and managing the Board function. Effective May 17, 2018, the Board elected Mr. Thomas H. Weidemeyer to serve as Chairman of the Board due to his many years as a valuable member of our Board, his experience serving on boards of other large public companies, and his extensive operational and leadership experience. Mr. Weidemeyer also serves on all three Board committees.

The separation of the positions allows our Chairman of the Board to focus on management of Board matters and allows our Chief Executive Officer to focus his attention on managing our business. Additionally, we believe the separation of those roles contributes to the independence of the Board in its oversight role and in assessing the Chief Executive Officer and management generally.

Role in Risk Oversight

Our executive officers have primary responsibility for risk management within our Company. Our Board of Directors oversees risk management to ensure that the processes designed, implemented and maintained by our executives are functioning as intended and adapted when necessary to respond to changes in our Company's strategy as well as emerging risks. The primary means by which our Board oversees our risk management processes is through its regular communications with management and by regularly reviewing our enterprise risk management, or ERM, framework. We believe that our leadership team's engagement and communication methods are supportive of comprehensive risk management practices and that our Board's involvement is appropriate to ensure effective oversight.

Our ERM process is supported by regular inquiries of our Company's Senior Leadership Team, and additional members of management and operations leadership across the enterprise, as to the risks, including emerging risks, that may affect the execution of our strategic priorities or achievement of our long-term outlook. For the most significant risks, the ERM process is designed to generate actionable insights that are actively discussed and reviewed with the Senior Leadership Team and our Board of Directors.

Risks and opportunities are assessed and then prioritized using internal evaluations of financial impact, likelihood of occurrence, outlook for changes in the nature or extent of risk exposure and a self-assessment of the Company's confidence in existing risk mitigation efforts. The Senior Leadership Team reviews the outcomes of the risk assessments, focusing largely on the estimated scope of impacts, as well as the adequacy of current support by internal staff, the sufficiency of financial support for mitigation measures needed to manage and reduce risk, and the sufficiency of any third-party expertise that may be necessary to supplement internal resources. All significant risks have a standardized scorecard that includes forward-looking action plans with measurable indicators and progress updates on action plans from previous assessments.

Our Board of Directors generally has seven regular meetings per year, five of which are in person, including one meeting that is dedicated specifically to strategic planning, and regular updates are given to our Board of Directors on Company risks. At each of these meetings, our President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Legal Officer report to our Board and, when appropriate, specific committees. Additionally, other members of management and employees attend meetings periodically and present information, including those responsible for our Internal Audit, Environmental Audit, Business Ethics and Compliance, Human Resources, Government Affairs, Digital, Insurance, Safety, Finance and Accounting functions. These presentations allow our Board to have direct communication with members of management and assess management's evaluation and administration of the Company's risk profile through our ERM process. For example, our Digital organization briefs our Board or Audit Committee on

    2020 Proxy Statement     |    5

BOARD OF DIRECTORS

cybersecurity risk and potentially disruptive technologies at least twice a year, and environmental impacts, risks and opportunities are discussed with our Board or Audit Committee at least annually. Other key areas of assessment addressed by our ERM process and overseen by our Board include the following: industry disruption; commodity markets; revenue management; legal and regulatory; capital allocation; supply chain management; service to customers; cost discipline; process improvement; physical infrastructure; brand management; health & safety; human capital; information technology and currency & cash management. Consistent with our Company's long-standing commitment to corporate sustainability and environmental stewardship, we have published our 2019 Sustainability Report, an update to our full length 2018 Sustainability Report, "Driving Change," which provides additional information about our management of these risks. The information in this report can be found on our Company website but does not constitute a part of our Proxy Statement or Annual Report.

Management is also encouraged to communicate with our Board of Directors with respect to extraordinary risk issues or developments that may require more immediate attention between regularly scheduled Board meetings. Our Non-Executive Chairman of the Board facilitates communications with our Board of Directors as a whole and is integral in initiating the discussions among the independent Board members necessary to ensure management is adequately evaluating and overseeing our Company's risk management. Additionally, in accordance with New York Stock Exchange requirements, the Audit Committee of our Board is responsible for discussing our major financial risk exposures, steps management has taken to monitor and control such exposures and the Company's process for risk assessment and management, and quarterly reports are made to the Audit Committee on financial and compliance risks.

Independence of Board Members

The Board of Directors has determined that each of the following seven non-employee director nominees are independent in accordance with the New York Stock Exchange listing standards:

Frank M. Clark, Jr.
Andrés R. Gluski
Victoria M. Holt
Kathleen M. Mazzarella
William B. Plummer
John C. Pope
Thomas H. Weidemeyer

Mr. James C. Fish, Jr., our President and Chief Executive Officer, is also a director of the Company. As an employee of the Company, Mr. Fish is not an "independent" director.

To assist the Board in determining independence, the Board of Directors adopted categorical standards of director independence, which meet or exceed the requirements of the New York Stock Exchange. These standards specify certain relationships that are prohibited in order for the non-employee director to be deemed independent. The categorical standards our Board uses in determining independence are included in our Corporate Governance Guidelines, which can be found on our website. In addition to these categorical standards, our Board makes a subjective determination of independence considering relevant facts and circumstances.

The Board reviewed all commercial and non-profit affiliations of each non-employee director and the dollar amount of all transactions between the Company and each entity with which a non-employee director is affiliated to determine independence. These transactions consisted of the Company, through its subsidiaries, providing waste management services in the ordinary course of business and the Company's subsidiaries purchasing goods and services in the ordinary course of business and included commercial dealings with Graybar Electric Company, Inc. and The AES Corporation. Ms. Mazzarella and Mr. Gluski, respectively, are the chief executive officer of these entities. The Board concluded there are no transactions between the Company and any entity with which a non-employee director is affiliated that (a) are prohibited by our categorical standards of independence, (b) are material individually or in the aggregate or (c) give rise to a material direct or indirect interest for that non-employee director. Accordingly, the Board has determined that each non-employee director candidate meets the categorical standards of independence and that there are no relationships that would affect independence.

Meetings and Board Committees

Last year the Board held seven regular meetings and two special meetings, and each committee of the Board met independently as set forth below. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served. In addition, all directors attended the 2019 Annual Meeting of Stockholders. Although we do not have a formal policy regarding director attendance at annual meetings, it has been longstanding practice that all directors attend unless there are unavoidable schedule conflicts or unforeseen circumstances.

The Board appoints committees to help carry out its duties. Committee members take on greater responsibility for key issues, although all members of the Board are invited to attend all committee meetings and the committee reviews the results of its meetings with the full Board. The Board has three separate standing committees: the Audit Committee; the Management Development and Compensation Committee (the "MD&C Committee"); and the Nominating and Governance Committee. Additionally, the Board has the power to appoint additional committees, as it deems necessary.

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BOARD OF DIRECTORS

THE AUDIT COMMITTEE Members Patrick W. Gross, Chairman Frank M. Clark, Jr. Andrés R. Gluski Victoria M. Holt William B. Plummer Thomas H. Weidemeyer Number of Meetings Held in 2019 9
Mr. Gross has been the Chairman of our Audit Committee since May 2010. The other members of our Audit Committee are Messrs. Clark, Gluski, Plummer and Weidemeyer and Ms. Holt. Chairman Gross has reached the retirement age set forth in the Company's Corporate Governance Guidelines and is not standing for re-election. In February 2020, the Nominating and Governance Committee recommended, and the Board approved, appointment of Mr. Plummer to become Chairman of our Audit Committee, effective upon the expiration of Chairman Gross' term as a Director of the Company at the 2020 Annual Meeting. Each member of our Audit Committee satisfies the additional New York Stock Exchange independence standards for audit committees set forth in Section 10A of the Exchange Act.

Our Board of Directors has determined that Audit Committee Chairman Mr. Gross, Mr. Clark, Mr. Gluski, Mr. Plummer and Ms. Holt are audit committee financial experts as defined by the SEC based on a thorough review of their education and financial and public company experience.

Mr. Gross was a founder of American Management Systems Inc. where he was principal executive officer for over 30 years. Since 2001, he has served as Chairman of The Lovell Group, a private investment and advisory firm. Mr. Gross holds an MBA from Stanford University's Graduate School of Business, a master's degree in engineering science from the University of Michigan and a bachelor's degree in engineering science from Rensselaer Polytechnic Institute.

Mr. Clark served as Chairman and Chief Executive Officer of ComEd from 2005 to 2012 and President of ComEd from 2001 to 2005. Mr. Clark holds a LLB from DePaul University College of Law and a BBA from DePaul University.

Mr. Gluski has served as President, Chief Executive Officer and Director of The AES Corporation since 2011 and was Executive Vice President and Chief Operating Officer of The AES Corporation from 2007 to 2011. Mr. Gluski is a graduate of Wake Forest University and holds a PhD and MA in Economics from the University of Virginia.

Mr. Plummer served as Executive Vice President and Chief Financial Officer of United Rentals, Inc. from 2008 to 2018. Mr. Plummer holds degrees in aeronautics and astronautics from the Massachusetts Institute of Technology and an MBA from Stanford University's Graduate School of Business.

Ms. Holt has served as President, Chief Executive Officer and Director of Proto Labs, Inc. since 2014 and was President and Chief Executive Officer of Spartech Corporation from 2010 to 2013. Prior to joining Spartech, she served as Senior Vice President of PPG Industries, Inc. for over five years. Ms. Holt holds an MBA from Pace University and a bachelor's degree in chemistry from Duke University.

    2020 Proxy Statement     |    7

BOARD OF DIRECTORS

Key Functions

The Audit Committee's duties are set forth in a written charter that was approved by the Board of Directors. A copy of the charter can be found on our website. The Audit Committee generally is responsible for overseeing all matters relating to our financial statements and reporting, independent auditors and internal audit function. As part of its function, the Audit Committee reports the results of all of its reviews to the full Board. In fulfilling its duties, the Audit Committee, has the following responsibilities:

Administrative Responsibilities

•

Report to the Board, at least annually, all public company audit committee memberships by members of the Audit Committee;

•

Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board; and

•

Adopt an orientation program for new Audit Committee members.

Financial Statements

•

Review financial statements and Forms 10-K and 10-Q with management and the independent auditor;

•

Review all earnings press releases and discuss with management the type of earnings guidance that we provide to analysts and rating agencies;

•

Discuss with the independent auditor any material changes to our accounting principles and matters required to be communicated by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301 Communications with Audit Committees;

•

Review our financial reporting, accounting and auditing practices with management, the independent auditor and our internal auditors;

•

Review management's and the independent auditor's assessment of the adequacy and effectiveness of internal controls over financial reporting; and

•

Review executive officer certifications related to our reports and filings.

Independent Auditor

•

Engage an independent auditor, determine the auditor's compensation and replace the auditor if necessary;

•

Review the independence of the independent auditor and establish our policies for hiring current or former employees of the independent auditor;

•

Evaluate the lead partner of our independent audit team and review a report, at least annually, describing the independent auditor's internal control procedures; and

•

Pre-approve all services, including non-audit engagements, provided by the independent auditor.

Internal Audit

•

Review the plans, staffing, reports and activities of the internal auditors; and

•

Review and establish procedures for receiving, retaining and handling complaints, including anonymous complaints by our employees, regarding accounting, internal controls and auditing matters.

8     |         2020 Proxy Statement

BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT	The role of the Audit Committee is, among other things, to oversee the Company's financial reporting process on behalf of the Board of Directors, to recommend to the Board whether the Company's financial statements should be included in the Company's Annual Report on Form 10-K and to select the independent auditor for ratification by stockholders. Company management is responsible for the Company's financial statements as well as for its financial reporting process, accounting principles and internal controls. The Company's independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2019 with management and the independent registered public accounting firm, and has taken the following steps in making its recommendation that the Company's financial statements be included in its annual report:

•

First, the Audit Committee discussed with Ernst & Young, the Company's independent registered public accounting firm for fiscal year 2019, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•

Second, the Audit Committee discussed with Ernst & Young its independence and received from Ernst & Young a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of other non-audit services to the Company is compatible with the auditor's independence.

•

Third, the Audit Committee met periodically with members of management, the internal auditors and Ernst & Young to review and discuss internal controls over financial reporting. Further, the Audit Committee reviewed and discussed management's report on internal control over financial reporting as of December 31, 2019, as well as Ernst & Young's report regarding the effectiveness of internal control over financial reporting.

•

Finally, the Audit Committee reviewed and discussed, with the Company's management and Ernst & Young, the Company's audited consolidated balance sheet as of December 31, 2019, and consolidated statements of operations, comprehensive income, cash flows and changes in equity for the fiscal year ended December 31, 2019, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure.

The Committee has also discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans of their respective audits. The Committee meets periodically with both the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls over financial reporting.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm.

    2020 Proxy Statement     |    9

BOARD OF DIRECTORS

Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board (and the Board approved) that the Company's financial statements be included in its annual report for its fiscal year ended December 31, 2019. The Committee has also approved the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2020.

The Audit Committee of the Board of Directors

Patrick W. Gross, Chairman
Frank M. Clark, Jr.
Andrés R. Gluski
Victoria M. Holt
William B. Plummer
Thomas H. Weidemeyer

10     |         2020 Proxy Statement

BOARD OF DIRECTORS

THE MANAGEMENT
DEVELOPMENT AND
COMPENSATION
COMMITTEE

Members

Frank M. Clark, Jr., Chairman

 Andrés R. Gluski

Victoria M. Holt

Kathleen M. Mazzarella

William B. Plummer

John C. Pope

Thomas H. Weidemeyer

 Number of Meetings Held in 2019

5

Mr. Clark has served as the Chairman of our MD&C Committee since May 2011. The other members of the Committee are Mr. Gluski, Ms. Holt, Ms. Mazzarella, Mr. Plummer, Mr. Pope and Mr. Weidemeyer. Each member of our MD&C Committee is independent in accordance with the rules and regulations of the New York Stock Exchange.

Key Functions

Our MD&C Committee is responsible for overseeing our executive officer compensation, as well as developing the Company's compensation philosophy generally. The MD&C Committee's written charter, which was approved by the Board of Directors, can be found on our website. In fulfilling its duties, the MD&C Committee has the following responsibilities:

•

Review and establish policies governing the compensation and benefits of our executive officers;

•

Approve the compensation of our executive officers and set the bonus plan goals for those individuals;

•

Conduct an annual evaluation of our Chief Executive Officer by all independent directors and set his compensation;

•

Oversee the administration of our equity-based incentive plans;

•

Review the results of the stockholder advisory vote on executive compensation and consider any implications of such voting results on the Company's compensation programs;

•

Recommend to the full Board new Company compensation and benefit plans or changes to our existing plans;

•

Evaluate and recommend to the Board the compensation paid to our non-employee directors;

•

Review the independence of the MD&C Committee's compensation consultant annually; and

•

Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board.

In overseeing compensation matters, the MD&C Committee may delegate authority for day-to-day administration and interpretation of the Company's plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to Company employees. However, the MD&C Committee may not delegate any authority to Company employees under those plans for matters affecting the compensation and benefits of the executive officers. For additional information on the MD&C Committee, see the Compensation Discussion and Analysis beginning on page 26.

    2020 Proxy Statement     |    11

BOARD OF DIRECTORS

COMPENSATION COMMITTEE REPORT
The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis, beginning on page 26, with management. Based on their review and discussions, the MD&C Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

The Management Development and Compensation

Committee of the Board of Directors

Frank M. Clark, Jr., Chairman
Andrés R. Gluski
Victoria M. Holt
Kathleen M. Mazzarella
William B. Plummer
John C. Pope
Thomas H. Weidemeyer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2019, Ms. Holt, Ms. Mazzarella and Messrs. Clark, Gluski, Plummer, Pope and Weidemeyer served on the MD&C Committee. No member of the MD&C Committee was an officer or employee of the Company during 2019; no member of the MD&C Committee is a former officer of the Company; and during 2019, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or MD&C Committee.

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BOARD OF DIRECTORS

THE NOMINATING AND GOVERNANCE COMMITTEE Members Kathleen M. Mazzarella, Chairman Patrick W. Gross John C. Pope Thomas H. Weidemeyer Number of Meetings Held in 2019 5	Ms. Mazzarella was named Chairman of our Nominating and Governance Committee in May 2018. The other members of the Committee include Messrs. Gross, Pope and Weidemeyer. Each member of our Nominating and Governance Committee is independent in accordance with the rules and regulations of the New York Stock Exchange.

Key Functions

The Nominating and Governance Committee has a written charter that has been approved by the Board of Directors and can be found on our website. It is the duty of the Nominating and Governance Committee to oversee matters regarding corporate governance. In fulfilling its duties, the Nominating and Governance Committee has the following responsibilities:

•

Review and recommend the composition of our Board, including the nature and duties of each of our committees, in accordance with our Corporate Governance Guidelines;

•

Evaluate the charters of each of the committees and recommend directors to serve as committee chairs;

•

Review individual director's performance in consultation with the Chairman of the Board and review the overall effectiveness of the Board;

•

Recommend retirement policies for the Board, the terms for directors and the proper ratio of employee directors to outside directors;

•

Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board;

•

Review stockholder proposals received for inclusion in the Company's proxy statement and recommend action to be taken with regard to the proposals to the Board; and

•

Identify and recommend to the Board candidates to fill director vacancies.

Potential new director candidates are identified through various methods; the Nominating and Governance Committee welcomes suggestions from directors, members of management, and stockholders. From time to time, the Nominating and Governance Committee uses outside consultants to assist with identifying potential director candidates. In 2018, the Nominating and Governance Committee retained an outside consultant who later identified Mr. William B. Plummer as a potential director candidate. Our Board of Directors elected Mr. Plummer as a member of the Board effective August 19, 2019, and he was appointed to the Audit Committee and MD&C Committee. He is a nominee for re-election at the annual meeting.

For all potential candidates, the Nominating and Governance Committee considers all factors it deems relevant, such as a candidate's personal and professional integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, and the potential for effectiveness, in conjunction with the other directors, to serve the long-term interests of the stockholders. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the Committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees. The Nominating and Governance Committee has considered the gender and racial / ethnic composition of our Board, including the presence of two women, Mr. Clark's and Mr. Plummer's self-identification as African American / Black and Mr. Gluski's self-identification as Hispanic, and believes these factors, among numerous others, contribute to a valuable diversity of background, thoughts and opinions on our Board. The Committee uses a matrix of experience, skills and expertise to develop criteria to select candidates. Before being nominated by the Nominating and Governance Committee, director candidates are interviewed by the Chief Executive Officer and a minimum of two members of the Nominating and Governance Committee, including the Non-Executive Chairman of the Board. Additional interviews typically include other members of the Board, representatives from senior levels of management and an outside consultant.

    2020 Proxy Statement     |    13

BOARD OF DIRECTORS

The Nominating and Governance Committee will consider all potential nominees on their merits without regard to the source of recommendation. The Nominating and Governance Committee believes that the nominating process will and should continue to involve significant subjective judgments. To suggest a nominee for consideration by the Nominating and Governance Committee, you should submit your candidate's name, together with biographical information and his or her written consent to nomination to the Chairman of the Nominating and Governance Committee, Waste Management, Inc., 1001 Fannin Street, Houston, Texas 77002, between October 27, 2020 and November 26, 2020.

In addition to the Nominating and Governance Committee's consideration of any potential nominees submitted, in November 2019, the Company amended and restated its By-laws to provide for "proxy access." This provision permits a stockholder or group of up to 20 stockholders owning 3% or more of the Company's outstanding Common Stock continuously for at least three years to nominate and include in the Company's proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or two individuals, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. In order for such nominees to be included in our proxy statement and form of proxy, stockholders and nominees must submit a notice of proxy access nomination together with other related information required by our By-laws. Please see "Stockholder Proposals and Nominees for the 2021 Annual Meeting — Proxy Access Nominations" on page 3 for additional information about timing, notification and informational requirements.

Related Party Transactions

The Board of Directors has adopted a written Related Party Transactions Policy for the review and approval or ratification of related party transactions. Our policy generally defines related party transactions as current or proposed transactions in excess of $120,000 in which (i) the Company is a participant and (ii) any director, executive officer or immediate family member of any director or executive officer has a direct or indirect material interest. In addition, the policy sets forth certain transactions that will not be considered related party transactions, including (i) executive officer compensation and benefit arrangements; (ii) director compensation arrangements; (iii) business travel and expenses, advances and reimbursements in the ordinary course of business; (iv) indemnification payments and advancement of expenses, and payments under directors' and officers' indemnification insurance policies; (v) any transaction between the Company and any entity in which a related party has a relationship solely as a director, a less than 5% equity holder, or an employee (other than an executive officer); and (vi) purchases of Company debt securities, provided that the related party has a passive ownership of no more than 2% of the principal amount of any outstanding series. The Nominating and Governance Committee is responsible for overseeing the policy.

All executive officers and directors are required to notify the Chief Legal Officer or the Corporate Secretary as soon as practicable of any proposed transaction that they or their family members are considering entering into that involves the Company. The Chief Legal Officer will determine whether potential transactions or relationships constitute related party transactions that must be referred to the Nominating and Governance Committee.

The Nominating and Governance Committee will review a detailed description of the transaction, including:

  •
  the terms of the transaction;

  •
  the business purpose of the transaction;

  •
  the benefits to the Company and to the relevant related party; and

  •
  whether the transaction would require a waiver of the Company's Code of Conduct.

In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, whether:

  •
  the terms of the related party transaction are fair to the Company and such terms would be reasonable in an arms-length transaction;

  •
  there are business reasons for the Company to enter into the related party transaction;

  •
  the related party transaction would impair the independence of any non-employee director;

  •
  the related party transaction would present an improper conflict of interest for any director or executive officer of the Company; and

  •
  the related party transaction is material to the Company or the individual.

14     |         2020 Proxy Statement

BOARD OF DIRECTORS

Any member of the Nominating and Governance Committee who has an interest in a transaction presented for consideration will abstain from voting on the related party transaction.

The Nominating and Governance Committee's consideration of related party transactions and its determination of whether to approve such a transaction are reflected in the minutes of the Nominating and Governance Committee's meetings. As discussed above under "Independence of Board Members," the Company reviewed all transactions between the Company and each entity with which a non-employee director is affiliated, as well as all transactions between the Company and each entity with which an executive officer is affiliated, and the Company is not aware of any transactions in 2019 that are required to be disclosed.

Board of Directors Governing Documents

Stockholders may obtain copies of our Corporate Governance Guidelines, the charters of the Audit Committee, the MD&C Committee, and the Nominating and Governance Committee, and our Code of Conduct free of charge by contacting the Corporate Secretary, c/o Waste Management, Inc., 1001 Fannin Street, Houston, Texas 77002 or by accessing the "ESG — Corporate Governance" section of the "Investors" page on our website at www.wm.com.

Non-Employee Director Compensation

Our non-employee director compensation program consists of equity awards and cash consideration. Director compensation is recommended annually by the MD&C Committee, with the assistance of an independent third-party consultant, and set by action of the Board of Directors. The Board's goal in designing directors' compensation is to provide a competitive package that will enable the Company to attract and retain highly skilled individuals with relevant experience. The compensation is also designed to reward the time and talent required to serve on the board of a company of our size and complexity. The Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of different individuals while ensuring that a substantial portion of directors' compensation is linked to the long-term success of the Company.

  Equity Compensation

Non-employee directors receive an annual grant of shares of Common Stock under the Company's 2014 Stock Incentive Plan. The shares are fully vested at the time of grant; however, non-employee directors are required to hold all net shares until one year after retirement and are subject to ownership guidelines, as discussed below. The grant of shares is generally made in two equal installments, and the number of shares issued is based on the market value of our Common Stock on the dates of grant, which are typically January 15 and July 15 of each year. Each non-employee director received a grant of Common Stock valued at approximately $77,500 in each of January 2019 and July 2019. Mr. Thomas H. Weidemeyer received an additional grant of Common Stock valued at approximately $50,000 in each of January 2019 and July 2019 for his service as Non-Executive Chairman of the Board in 2019. Mr. Plummer received a prorated grant of Common Stock, included in the table below, following his election to the Board in August 2019.

  Cash Compensation

All non-employee directors receive an annual cash retainer for Board service and additional cash retainers for serving as a committee chair. Directors do not receive meeting fees in addition to the retainers. The annual cash retainer is generally paid in advance in two equal installments in January and July of each year. The table below sets forth the cash retainers for 2019:

Annual Retainer	$110,000
Annual Chair Retainers	$100,000 for Non-Executive Chairman
$25,000 for Audit Committee Chair
$20,000 for MD&C Committee Chair
$15,000 for Nominating and Governance Committee Chair

  2020 Non-Employee Director Compensation

In February 2020, the MD&C Committee conducted its annual review of non-employee director compensation with the assistance of the independent third-party consultant. The MD&C Committee recommended, and the Board of Directors approved, the following increases in Non-Employee Director Compensation, with such increases to take effect with the next installments to be paid or granted in July 2020: (a) annual grant of Common Stock increased from $155,000 to $165,000; (b) annual cash retainer increased from $110,000 to $115,000 and (c) annual cash retainer for the Nominating and Governance Committee Chair increased from $15,000 to $20,000. Prior to this change, non-employee director compensation had been held flat since February 2017.

    2020 Proxy Statement     |    15

BOARD OF DIRECTORS

  Stock Ownership Guidelines for Non-Employee Directors

Our non-employee directors are subject to ownership guidelines that establish a minimum ownership level and require that all net shares received in connection with a stock award, after selling shares to pay all applicable taxes, be held during their tenure as a director and for one year following termination of Board service. The MD&C Committee amended the ownership guidelines for employees and directors in November 2018 to increase the assumed stock price from $60 per share to $80 per share, to better reflect more recent sustained market prices for our Common Stock. As a result, non-employee directors are now required to hold 7,000 shares, valued at approximately five times the 2019 annual cash retainer for non-employee directors. There is no deadline for non-employee directors to reach their ownership guideline; however, the MD&C Committee performs regular reviews to confirm that all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guideline. All of our non-employee directors have reached the ownership guideline, except our newest director, Mr. Plummer, is making appropriate progress toward his ownership guideline. Additionally, our Insider Trading Policy provides that directors are not permitted to hedge their ownership of Company securities, including trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company or selling any security of the Company "short."

  Director Compensation Table

The table below shows the aggregate cash paid, and stock awards issued, to the non-employee directors in 2019 in accordance with the descriptions set forth above:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Frank M. Clark, Jr.	130,000	155,058	285,058

Andrés R. Gluski	110,000	155,058	265,058

Patrick W. Gross	135,000	155,058	290,058

Victoria M. Holt	110,000	155,058	265,058

Kathleen M. Mazzarella	125,000	155,058	280,058

William B. Plummer(2)	44,500	62,779	107,279

John C. Pope	110,000	155,058	265,058

Thomas H. Weidemeyer	210,000	254,956	464,956

(1)
Amounts in this column represent the grant date fair value of stock awards granted in 2019, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value of the awards is equal to the number of shares issued multiplied by the average of the high and low market price of our Common Stock on each date of grant; there are no assumptions used in the valuation of shares.

(2)
Prorated compensation for the period from Mr. Plummer's election on August 19, 2019 through December 31, 2019.

16     |         2020 Proxy Statement

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The first item on the proxy card is the election of eight directors to serve until the 2021 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. The Board has nominated the eight director candidates named below and recommends that you vote FOR their election. If any nominee is unable or unwilling to serve as a director, which we do not anticipate, the Board, by resolution, may reduce the number of directors that constitute the Board or may choose a substitute. To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our By-laws provide that if the number of shares voted "for" any director nominee does not exceed 50% of the votes cast with respect to that director, he or she will tender his or her resignation to the Board of Directors contingent on the acceptance of such resignation by the Board. The Nominating and Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.

The Board will act on the resignation, taking into account the Nomination and Governance Committee's recommendation, and publicly disclose its decision and rationale behind it within 90 days of the date of the certification of the election results.

The table below shows all of our director nominees; their ages, terms of office on our Board; experience within at least the past five years; and qualifications our Board considered when inviting them to serve as a director as well as nominating them for re-election. We believe that, as a general matter, our directors' past five years of experience gives an indication of the wealth of knowledge and experience these individuals have and that our Board considered; however, we have also included specific skills and areas of expertise that makes each of these individuals a valuable member of our Board. Each of the director nominees currently serves on our Board of Directors.

Director Nominees

FRANK M. CLARK, JR.

Age: 74 Director since: 2002 Board Committees: Audit and Management Development & Compensation (Chair)	POSITION AND BUSINESS EXPERIENCE

Chairman and Chief Executive Officer — ComEd (energy services company and subsidiary of Exelon Corporation) from 2005 to 2012; President — ComEd from 2001 to 2005.

Executive Vice President and Chief of Staff — Exelon Corporation (public utility holding company) from 2004 to 2005; Senior Vice President — Exelon Corporation from 2001 to 2004.

President of the Chicago Board of Education.

Director of Aetna, Inc. from 2006 to November 2018.

Director of BMO Financial Corp., a private company, from 2005 to December 2016.

QUALIFICATIONS

Mr. Clark served in executive positions at a large public utility company for over a decade, providing him with extensive experience and knowledge of large company management, operations and business critical functions. His background in policy-related matters, including regulatory and governmental affairs, human resources and labor relations are a valuable asset to the Company. He also brings over 15 years of experience as a member of a public company board of directors.

    2020 Proxy Statement     |    17

ELECTION OF DIRECTORS

JAMES C. FISH, JR.

Age: 57 Director since: November 2016	POSITION AND BUSINESS EXPERIENCE

President and Chief Financial Officer from July 2016 to November 2016.

Executive Vice President and Chief Financial Officer from 2012 to July 2016.

Senior Vice President — Eastern Group from 2011 to 2012.

Area Vice President — Pennsylvania and West Virginia Area from 2009 to 2011.

Market Area General Manager — Western Pennsylvania/West Virginia from 2008 to 2009 and Rhode Island/Southern Massachusetts from 2006 to 2008.

QUALIFICATIONS

Mr. Fish has been our President and Chief Executive Officer and a member of the Board of Directors since November 2016. Mr. Fish joined the Company in 2001 and held several key positions with the Company prior to his promotion, including Executive Vice President and Chief Financial Officer, Senior Vice President for the Company's Eastern Group, Area Vice President for the Pennsylvania and West Virginia Area and Vice President of Price Management. As a result, Mr. Fish has a broad and deep understanding of the Company and the strategic actions necessary to deliver stockholder value.

ANDRÉS R. GLUSKI

Age: 62 Director since: January 2015 Board Committees: Audit and Management Development & Compensation	POSITION AND BUSINESS EXPERIENCE

President, Chief Executive Officer and Director — The AES Corporation (global energy company) since 2011; Executive Vice President and Chief Operating Officer — The AES Corporation from 2007 to 2011.

Director of AES Gener (Chile) from 2005 to January 2020.

Director of Cliffs Natural Resources from 2011 to July 2014.

QUALIFICATIONS

Mr. Gluski has been President and CEO of The AES Corporation, a Fortune 500 company in the electricity sector, since 2011. During his tenure, he has led the transformation of the company from a mainly fossil based generation provider to a leader in renewable energy, energy storage and cloud-based energy efficiency services. Mr. Gluski has extensive experience in finance, operations and turnarounds. He is currently on the Board of Directors of the Edison Electric Institute, Chairman of the Council of the Americas and has been voted one of the "Most Influential Leaders" by Latino Leaders magazine.

18     |         2020 Proxy Statement

ELECTION OF DIRECTORS

VICTORIA M. HOLT

Age: 62 Director since: 2013 Board Committees: Audit and Management Development & Compensation	POSITION AND BUSINESS EXPERIENCE

President, Chief Executive Officer and Director — Proto Labs, Inc. (online and technology-enabled quick-turn manufacturer) since February 2014.

President and Chief Executive Officer — Spartech Corporation (a leading producer of plastic sheet, compounds and packaging products) from 2010 to 2013; Director of Spartech Corporation from 2005 to 2013.

Director of Piper Sandler Companies (formerly Piper Jaffray Companies) since September 2019.

Director of Watlow Electric Manufacturing Company, a private company, since 2012.

QUALIFICATIONS

Ms. Holt has served in executive positions at public companies for many years, providing her with extensive knowledge about operations, management, logistical requirements and measuring financial performance of large public companies. Her background and education provide her with expertise in applying environmental solutions critical to our Company's strategy. She also has many years of experience serving on a public company board of directors.

KATHLEEN M. MAZZARELLA

Age: 60 Director since: October 2015 Board Committees: Management Development & Compensation and Nominating & Governance (Chair)	POSITION AND BUSINESS EXPERIENCE

Chairman, President and Chief Executive Officer — Graybar Electric Company, Inc. (distributor of electrical, communications and data networking products and provider of related supply chain management and logistics services) since 2013; President and Chief Executive Officer — Graybar Electric Company, Inc. from 2012 to 2013; Executive Vice President and Chief Operating Officer — Graybar Electric Company, Inc. from 2010 to 2012.

Director of Cigna Corporation since December 2018.

Director of Express Scripts Holding Company from June 2017 until acquisition by Cigna Corporation in December 2018.

Director of Core & Main, a private company, since January 2019.

Director of Federal Reserve Bank of St. Louis from January 2015 to December 2019; Chair of the Board from April 2016 to December 2019.

QUALIFICATIONS

Ms. Mazzarella has experience serving as the chief executive of a large corporation, developing expertise in the areas of logistics and supply chain management. During her 40-year tenure at Graybar, Ms. Mazzarella has held executive-level positions in sales, human resources, strategic planning and marketing. This diverse background combined with her deep and valuable experience leading various aspects of a customer-focused business will help the Company achieve its strategy to provide an exceptional customer experience. She also has experience serving on large public company, private company and non-profit boards.

    2020 Proxy Statement     |    19

ELECTION OF DIRECTORS

WILLIAM B. PLUMMER

Age: 61 Director since: August 2019 Board Committees: Audit and Management Development & Compensation	POSITION AND BUSINESS EXPERIENCE

Executive Vice President and Chief Financial Officer — United Rentals, Inc. (world's largest equipment rental company) from 2008 to October 2018; Senior Adviser — United Rentals, Inc. from October 2018 to January 2019.

Director of Global Payments Inc. since May 2017.

Chairman of the Board — Nesco Holdings, Inc. since July 2019.

Director of Venture Metals, LLC, a private company, since July 2019.

Director of John Wiley & Sons,  Inc. from 2003 to September 2019.

Director of UIL Holdings Corporation from 2013 to December 2015.

Director of United Rentals North America, Inc., a private company, from 2008 to January 2019.

QUALIFICATIONS

Mr. Plummer has more than two decades of financial leadership experience. During his tenure at United Rentals, Mr. Plummer was responsible for the development of the company's finance activities, investor relations, and co-led its merger, acquisition and divestiture strategies. Mr. Plummer also served as Chief Financial Officer of Dow Jones & Company, where he set policy for global finance and corporate strategy. Mr. Plummer has experience as member of the board of directors of a number of other large public companies, with particular focus on audit committee service and leadership.

JOHN C. POPE

Age: 70 Director since: 1997 Board Committees: Management Development & Compensation and Nominating & Governance	POSITION AND BUSINESS EXPERIENCE

Chairman of the Board — PFI Group (private investment firm) since 1994.

Chairman of the Board — R.R. Donnelley & Sons Company since May 2014; Director of R.R. Donnelley & Sons Company, or predecessor companies, since 1996.

Director of The Kraft Heinz Company, or predecessor companies including Kraft Foods Group, Inc., since 2001.

Director of Talgo S.A. since May 2015.

Former Directorships: Con-way, Inc., or predecessor companies, from 2003 to October 2015; Dollar Thrifty Automotive Group, Inc. from 1997 to 2012; and Navistar International Corporation from 2012 to 2013.

QUALIFICATIONS

Prior to his service on the boards of multiple major corporations, Mr. Pope served in executive operational and financial positions at large airline companies for almost 20 years, providing him with extensive experience and knowledge of management of large public companies with large-scale logistical challenges, high fixed-cost structure and significant capital requirements. His background, education and board service also provide him with expertise in finance and accounting. Mr. Pope has served on the board of directors for many public companies for over 30 years.

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ELECTION OF DIRECTORS

THOMAS H. WEIDEMEYER

Age: 72 Director since: 2005 Chairman of the Board since: May 2018 Board Committees: Audit, Management Development & Compensation and Nominating & Governance	POSITION AND BUSINESS EXPERIENCE

Chief Operating Officer — United Parcel Service, Inc. (package delivery and supply chain services company) from 2001 to 2003; Senior Vice President — United Parcel Service, Inc. from 1994 to 2003.

President, UPS Airlines (UPS owned airline) from 1994 to 2003.

Director of NRG Energy, Inc. since 2003.

Director of The Goodyear Tire & Rubber Company since 2004 (retiring April 2020)

Director of Amsted Industries Incorporated, a private company, since 2007.

QUALIFICATIONS

Mr. Weidemeyer served in executive positions at a large public company for several years and has served as our Non-Executive Chairman of the Board since May 2018. His roles encompassed significant operational management responsibility, providing him knowledge and experience in an array of functional areas critical to large public companies, including supply chain and logistics management. Mr. Weidemeyer also has over 15 years of experience serving on the board of directors for public companies.

    2020 Proxy Statement     |    21

DIRECTOR AND OFFICER STOCK OWNERSHIP

Our Board of Directors has adopted stock ownership guidelines for our non-employee directors based on the recommendation of the MD&C Committee, as described in Non-Employee Director Compensation on page 15 of this Proxy Statement. Our executive officers, including Mr. Fish, are also subject to stock ownership guidelines, as described in the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement.

The Security Ownership of Management table below shows the number of shares of Common Stock each director and each executive officer named in the Summary Compensation Table on page 40 beneficially owned as of March 16, 2020, our record date for the annual meeting, as well as the number owned by all directors and currently-serving executive officers as a group. These individuals, both individually and in the aggregate, own less than 1% of our outstanding shares as of the record date.

SECURITY OWNERSHIP OF MANAGEMENT

Name	Shares of Common Stock Owned(1)	Shares of Common Stock Covered by Exercisable Options(2)

Frank M. Clark, Jr.	32,129	—

Andrés R. Gluski	11,169	—

Patrick W. Gross	24,942	—

Victoria M. Holt	17,271	—

Kathleen M. Mazzarella(3)	9,081	—

William B. Plummer	1,186	—

John C. Pope	53,497	—

Thomas H. Weidemeyer(4)	31,165	—

James C. Fish, Jr.	264,369	53,312

Devina A. Rankin	25,473	54,456

John J. Morris, Jr.	86,855	23,803

Tara J. Hemmer	21,425	27,442

Steven R. Batchelor	21,168	14,036

All directors and executive officers as a group (17 persons)(5)	657,866	288,726

(1)
The table reports beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. The amounts reported above include 3,947 stock equivalents attributed to Mr. Fish, 2,220 stock equivalents attributed to Mr. Morris and 966 stock equivalents attributed to Mr. Batchelor, based on their holdings in the Company's 401(k) Retirement Savings Plan stock fund. The amounts reported above also include 94,844 shares of Common Stock deferred by Mr. Fish. Deferred shares were earned on account of vested equity awards and pay out in shares of Common Stock after the executive's departure from the Company pursuant to the Company's 409A Deferral Savings Plan ("409A Deferral Plan").

Executive officers may choose a Waste Management stock fund as an investment option for deferred cash compensation under the Company's 409A Deferral Plan. Interests in the fund are considered phantom stock because they are equal in value to shares of our Common Stock, but these amounts are not invested in stock or funds. Phantom stock is not included in the table above, but it represents an investment risk based on the performance of our Common Stock. Mr. Morris and Mr. Batchelor have 2,410 and 4,950 phantom stock equivalents, respectively, under the 409A Deferral Plan.

(2)
Includes the number of options currently exercisable and options that will become exercisable within 60 days of our record date.

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DIRECTOR AND OFFICER STOCK OWNERSHIP
(3)
Shares are held by the Mazzarella Living Trust, a joint revocable trust for which Ms. Mazzarella and her husband serve as trustees.

(4)
Shares are held by the Weidemeyer Living Trust, a joint revocable trust for which Mr. Weidemeyer and his wife serve as trustees.

(5)
Included in the "All directors and currently-serving executive officers as a group" are 10,411 stock equivalents attributable to the executive officers' collective holdings in the Company's 401(k) Retirement Savings Plan stock fund. This group also holds an aggregate of 8,358 phantom stock equivalents under the 409A Deferral Plan that are not included in the table.

    2020 Proxy Statement     |    23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows information for persons known to us to beneficially own more than 5% of our Common Stock based on their filings with the SEC through March 16, 2020.

	Shares Beneficially Owned
Name and Address	Number		Percent(1)

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	36,362,006	(2)	8.6%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	33,503,929	(3)	7.9%

William H. Gates III One Microsoft Way Redmond, WA 98052	33,217,344	(4)	7.8%

(1)
Percentage is calculated using the number of shares of Common Stock outstanding and entitled to vote as of March 16, 2020.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 12, 2020. The Vanguard Group reports that it has sole or shared voting power over 774,144 shares of Common Stock and sole or shared dispositive power over 36,362,006 shares of Common Stock beneficially owned.

(3)
This information is based on a Schedule 13G/A filed with the SEC on February 6, 2020. BlackRock, Inc. reports that it has sole voting power over 29,250,490 shares of Common Stock and sole dispositive power over 33,503,929 shares of Common Stock beneficially owned.

(4)
This information is based on a Schedule 13G/A filed with the SEC on February 13, 2020. Mr. Gates reports that he has sole voting and dispositive power over 14,583,672 shares of Common Stock held by Cascade Investment, L.L.C., as the sole member of such entity. Additionally, the Schedule 13G/A reports that Mr. Gates and Melinda French Gates share voting and dispositive power over 18,633,672 shares of Common Stock beneficially owned by Bill & Melinda Gates Foundation Trust.

DELINQUENT SECTION 16(A) REPORTS

The federal securities laws require our executive officers and directors to file reports of their holdings and transactions in our Common Stock with the SEC and the New York Stock Exchange. Based on a review of the forms and written representations from our executive officers and directors, we are aware of one delinquent report for 2019. On May 1, 2019, Mr. Batchelor received a distribution from the 409A Deferral Plan stock fund that was automatically made pursuant to his prior election for a date-specific withdrawal to occur on that date. The corresponding decrease in Mr. Batchelor's phantom stock holdings was not reported on a Form 4 at the time, but upon discovery was reported on a Form 5 in January 2020.

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EXECUTIVE OFFICERS

The following is a listing of our current executive officers, their ages and their business experience for at least the past five years (other than Mr. Fish, whose age, experience and qualifications are included in the director nominees section of this Proxy Statement). Unless otherwise specified, all prior positions listed below were with our Company.

Name	Age	Positions Held and Business Experience for Past Five Years

Steven R. Batchelor	62	• Senior Vice President — Operations since January 2019.
		• Vice President, Collections and Fleet Operations from 2013 to December 2018.

Charles C. Boettcher	46	• Executive Vice President, Corporate Development and Chief Legal Officer since February 2020.
		• Senior Vice President, Corporate Development and Chief Legal Officer from May 2019 to February 2020.
		• Senior Vice President and Chief Legal Officer from January 2017 to May 2019.
		• Also served as Chief Compliance Officer from May 2017 to February 2018.
		• Vice President and General Counsel from September 2016 to December 2016.
		• Executive Vice President, Chief Financial Officer and General Counsel of Oilfield Water Logistics, a produced water gathering, transportation and disposal company, from November 2015 to August 2016.

•

Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of Eagle Rock Energy Partners, L.P., a master limited partnership engaged in midstream gathering and processing, upstream exploration and production and minerals/royalties, from 2007 to October 2015.

Tara J. Hemmer	47	• Senior Vice President — Operations since January 2019.
		• Senior Vice President — Operations, Safety and Environmental Compliance from January 2018 to December 2018.
		• Vice President — Disposal Operations, Closed Sites and Environmental Compliance from September 2017 to January 2018.
		• Area Vice President — Greater Mid-Atlantic Area from 2012 to May 2017.

John J. Morris, Jr.	50	• Executive Vice President and Chief Operating Officer since January 2019.
		• Senior Vice President — Operations from 2012 to December 2018.
		• Chief Strategy Officer from March 2012 to July 2012.
		• Area Vice President — Greater Mid-Atlantic Area from 2011 to 2012.

Leslie K. Nagy	45	• Vice President and Chief Accounting Officer since November 2017.
		• Principal Accounting Officer and Controller, Parker Drilling Company, an oilfield services company, from 2014 to November 2017.

Tamla D. Oates-Forney	48	• Senior Vice President and Chief Human Resources Officer since December 2018.
		• Vice President, Human Resources, GE Energy Connections, an electrification and automation business included in the General Electric Company multinational conglomerate, from 2014 to April 2018.

Devina A. Rankin	44	• Executive Vice President and Chief Financial Officer since February 2020.
		• Senior Vice President and Chief Financial Officer from February 2017 to February 2020.
		• Also continued to serve as Treasurer from February 2017 to August 2017.
		• Vice President, Treasurer and Acting Chief Financial Officer from January 2017 to February 2017.
		• Vice President and Treasurer from 2012 to January 2017.

Nikolaj H. Sjoqvist	47	• Senior Vice President and Chief Digital Officer since October 2017.
		• Vice President — Revenue Management from 2012 to October 2017.

Michael J. Watson	50	• Senior Vice President and Chief Customer Officer since October 2018.
		• Area Vice President — Illinois / Missouri Valley Area from 2013 to September 2018.

    2020 Proxy Statement     |    25

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Company's Compensation Discussion and Analysis provides information about the Company's executive compensation philosophy and the components of its compensation programs. This includes information about how compensation of the Company's named executive officers for the fiscal year ended December 31, 2019 aligned with the Company's 2019 financial goals and performance. The Compensation Discussion and Analysis helps readers better understand the information found in the Summary Compensation Table and other accompanying tables included in this Proxy Statement.

This Compensation Discussion and Analysis focuses on our executive pay program as it relates to the following executive officers during 2019, whom we refer to as the "named executive officers" or "named executives":

  •
  Mr. James C. Fish, Jr. — President and Chief Executive Officer since November 2016.

  •
  Ms. Devina A. Rankin — Senior Vice President and Chief Financial Officer since February 2017.

  •
  Mr. John J. Morris, Jr. — Executive Vice President and Chief Operating Officer since January 2019; Senior Vice President, Operations from July 2012 to December 2018.

  •
  Ms. Tara J. Hemmer — Senior Vice President, Operations since January 2019.

  •
  Mr. Steven R. Batchelor — Senior Vice President, Operations since January 2019.

For additional information about the named executives' background and prior experience with the Company and Ms. Rankin's promotion in February 2020, please see "Executive Officers" on pg 25 of this Proxy Statement.

Executive Summary

The objective of our executive compensation program is to attract, retain, reward and incentivize talented employees who will lead the Company in the successful execution of our strategy. The Company seeks to accomplish this goal by designing a compensation program that is supportive of and aligns with the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking. The following key structural elements and policies further the objective of our executive compensation program:

  •
  a substantial portion of executive compensation is linked to Company performance, through annual cash incentive performance criteria and long-term equity-based incentive awards. As a result, our executive compensation program provides for notably higher total compensation in periods of above-target Company performance, as we saw with respect to some compensation elements in 2019. Performance-based annual cash incentive and long-term equity-based incentive awards comprised approximately 88% of total 2019 target compensation for our President and Chief Executive Officer, while approximately 80% of the 2019 target compensation opportunities for our other named executives was performance-based;

  •
  at target, 70% of total compensation of our President and Chief Executive Officer was tied to long-term equity awards, and approximately 62% of total compensation of our other named executives was tied to long-term equity awards, which aligns executives' interests with those of stockholders;

  •
  our total direct compensation opportunities for named executive officers are targeted to fall in a range around the competitive median;

  •
  performance-based awards include threshold, target and maximum payouts correlating to a range of performance outcomes and are based on a variety of indicators of performance, which limits risk-taking behavior;

  •
  performance stock units with a three-year performance period, as well as stock options that vest over a three-year period, link executives' interests with long-term performance and reduce incentives to maximize performance in any one year;

  •
  all of our executive officers are subject to stock ownership guidelines, which we believe demonstrates a commitment to, and confidence in, the Company's long-term prospects;

  •
  the Company has clawback provisions in its equity award agreements and executive officer employment agreements, and has adopted a clawback policy applicable to annual incentive compensation, designed to recoup compensation when cause and/or misconduct are found;

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EXECUTIVE COMPENSATION
  •
  our executive officer severance policy implemented a limitation on the amount of benefits the Company may provide to its executive officers under severance agreements entered into after the date of such policy (the "Severance Limitation Policy"); and

  •
  the Company has adopted a policy that prohibits it from entering into new agreements with executive officers that provide for certain death benefits or tax gross-up payments.

2019 Pay-for-Performance

During 2019, we continued our focus on optimizing our solid waste business, developing our people and investing in technology to better serve our customers. We produced strong operating results from our collection and disposal business, and these results demonstrate that that we are investing in the right areas and driving the right behaviors. This positive 2019 performance continues to position management to execute on the strategic long-term growth goals of the Company through investments in our employees, technology, and asset network. Following is a summary of the 2019 compensation program results:

  Total Shareholder Return

  With respect to the half of the performance share units ("PSUs") granted in 2017 with a three-year performance period ended December 31, 2019 that was subject to total shareholder return relative to the S&P 500, the performance of the Company's Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 73.66%, resulting in a 194.7% payout on these PSUs in shares of Common Stock. This performance directly benefited our stockholders, delivering total shareholder return of 69.83% over the three-year performance period.

  Cash Flow Generation

  The Company generated net cash flow from operating activities, less capital expenditures, for purposes of the performance goal associated with the other half of our PSUs granted in 2017, of $5.959 billion, exceeding the maximum performance level of $5.336 billion for the three-year performance period ended December 31, 2019. This performance resulted in a maximum 200% payout on these PSUs in shares of Common Stock.

  Annual Incentive Performance Measures

  Company performance on annual cash incentive performance measures for named executive officers is set forth below. Due to these results, each of the named executives received an annual cash incentive payment for fiscal year 2019 equal to 99.47% of target.

    Income from Operations, excluding Depreciation and Amortization — $4.360 billion, exceeding threshold of $4.216 billion but below target of $4.454 billion, yielding a payout of 84.33%

    Income from Operations Margin — 18.03%, exceeding threshold of 18.0%, but below target of 18.3%, yielding a payout of 64.22%

    Internal Revenue Growth — defined as internal revenue growth from yield, plus internal revenue growth from volume, at the consolidated level for the traditional solid waste business — 5.4%, exceeding maximum of 5.3%. This performance would have yielded a payout of 200% for that metric, but management proposed, and the MD&C Committee approved, a reduced payout of 165% on this metric to more fairly reward actual achievement.

    2020 Proxy Statement     |    27

EXECUTIVE COMPENSATION

On the whole, the 2019 compensation program continued to demonstrate alignment between executive pay and Company performance. The payouts on the PSUs granted in 2017 correlate with outstanding cash flow generation and total shareholder return over the three-year performance period. The blended results of the annual incentive performance measures, after a voluntary reduction in the payout under the internal revenue growth measure to better calibrate this new performance measure, were almost exactly at target. Overall, these results reflect strong pay-for-performance, with both shareholders and executives being rewarded.

  Consideration of Stockholder Advisory Vote

When establishing 2019 compensation for the named executives, the MD&C Committee noted the results of the advisory stockholder votes on executive compensation, with at least 96% of shares present and entitled to vote at the annual meeting voting in favor of the Company's executive compensation every year since the advisory vote on compensation was implemented. Accordingly, the results of the stockholder advisory vote have not caused the MD&C Committee to recommend any changes to our compensation practices.

  2020 Compensation Program Preview

The MD&C Committee continually reviews our compensation program to ensure it is clearly aligned with the business strategy and best supports the accomplishment of our goals, and its choice of long-term performance measures and respective weighting has been consistent since 2016. The MD&C Committee is pleased with the results that have been delivered, including outstanding financial results while maintaining our focus on pricing, capital allocation and cost control. Accordingly, the Committee has approved keeping the 2020 long-term incentive program design consistent with the 2019 design. The MD&C Committee has also approved retaining the annual incentive program design consistent with the prior year, which included the introduction of the new internal revenue growth measure. This consistency reinforces the MD&C Committee's efforts to maintain a compensation program that is straightforward, easy to communicate and readily translates into actionable goals.

Our Compensation Philosophy for Named Executive Officers

The Company's compensation philosophy is designed to:

  •
  Attract and retain exceptional employees through competitive compensation opportunities;

  •
  Encourage and reward performance through substantial at-risk performance-based compensation, while discouraging excessive risk-taking behavior; and

  •
  Align our decision makers' long-term interests with those of our stockholders through emphasis on equity ownership.

Additionally, our compensation philosophy is intended to encourage executives to embrace the Company's strategy and to lead the Company in setting aspirations that will continue to drive exemplary performance.

With respect to our named executive officers, the MD&C Committee believes that total direct compensation at target should be in a range around the competitive median according to the following:

  •
  Base salaries should be paid within a range of plus or minus 10% around the competitive median, with attention given to individual circumstances, including strategic importance of the named executive's role, the executive's experience and individual performance;

  •
  Target short-term and long-term incentive opportunities should generally be set at the competitive median; and

  •
  Total direct compensation opportunities should generally be within a range of plus or minus 20% around the competitive median.

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EXECUTIVE COMPENSATION

Overview of Elements of Our 2019 Executive Compensation Program

Timing	Component	Purpose	Key Features

Current	Base Salary	To attract and retain executives with a competitive level of regular income	Adjustments to base salary primarily consider competitive market data and the executive's individual performance and responsibilities.

Short-Term Performance Incentive	Annual Cash Incentive	To encourage and reward contributions to our annual financial objectives through performance-based compensation subject to challenging, yet attainable, objective and transparent metrics	Cash incentives are targeted at a percentage of base salary and range from zero to 200% of target based on the following performance measures:

•

Income from Operations, excluding Depreciation and Amortization—designed to encourage balanced growth and profitability (weighted 50%);

•

Income from Operations Margin — defined as Income from Operations as a percentage of Revenue — motivates executives to control costs and operate efficiently while focusing on yield (weighted 25%); and

•

Internal Revenue Growth — defined as internal revenue growth from yield, plus internal revenue growth from volume, at the consolidated level for the traditional solid waste business — designed to support strategic growth goals (weighted 25%).

The MD&C Committee has discretion to increase or decrease an individual's payment by up to 25% based on individual performance, but such modifier has never been used to increase a payment to a named executive.

Long-Term Performance Incentives	Performance Share Units	To encourage and reward building long-term stockholder value through successful strategy execution; To retain executives; and To increase stockholder alignment through executives' stock ownership	Number of shares delivered range from zero to 200% of the initial target grant based on performance over a three-year performance period.

Payout on half of each executive's PSUs granted in 2019 is dependent on cash flow generation, defined as net cash flow provided by operating activities, less capital expenditures, with certain exclusions, which continues our focus on capital discipline, while also aligning the Company with stockholders' free cash flow expectations.

Payout on the remaining half of the PSUs granted in 2019 is dependent on total shareholder return relative to other companies in the S&P 500 over the three-year performance period.

PSUs earn dividend equivalents that are paid at the end of the performance period based on the number of shares earned. Recipients can defer the receipt of shares, in which case such shares of Common Stock will be paid out, without interest, at the end of the deferral period.

Stock Options	To support the growth element of the Company's strategy and encourage and reward stock price appreciation over the long-term;

To retain executives; and

To increase stockholder alignment through executives' stock ownership

Stock options vest in 25% increments on the first two anniversaries of the date of grant and the remaining 50% vest on the third anniversary.

Exercise price is the average of the high and low market price of our Common Stock on the date of grant.

Stock options have a term of ten years.

Restricted Stock Units	Used on a limited basis (e.g. promotion and new hire) to make awards that encourage and reward long-term performance and increase alignment with stockholders	No restricted stock units ("RSUs") were granted to named executives in 2019.

RSUs typically vest in full three years after the date of grant. Time-based vesting aids retention. Dividend equivalents on RSUs accrue and are paid in cash upon vesting.

    2020 Proxy Statement     |    29

EXECUTIVE COMPENSATION

Deferral Plan.    Each of our named executive officers is eligible to participate in our 409A Deferral Plan and may elect to defer receipt of portions of their base salary and cash incentives in excess of the annual compensation threshold established under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "IRC"). We believe that providing a program that allows and encourages planning for retirement is a key factor in our ability to attract and retain talent. Additional details on the 409A Deferral Plan can be found in the Nonqualified Deferred Compensation in 2019 table and accompanying disclosure on page 46.

Perquisites.    The Company provides very limited perquisites or personal benefits to executive officers, consisting of reimbursement of the cost of physical exams, cost to the Company for spousal or guest participation in corporate events, and use of Company aircraft for personal travel. The MD&C Committee permits our President and Chief Executive Officer to use the Company's aircraft for business and personal travel; provided, however, that personal use of the Company aircraft attributed to him that results in incremental cost to the Company shall not exceed 90 hours during any calendar year without approval from the Chairman of the MD&C Committee. In 2019, our President and Chief Executive Officer had less than one hour of personal use of Company aircraft under this standard resulting from a brief route deviation during a business trip. Personal use of the Company's aircraft by other employees resulting in incremental cost to the Company is permitted with Chief Executive Officer approval, but this occurs infrequently. The value of our named executives' personal use of the Company's aircraft is treated as taxable income to the respective executive in accordance with IRS regulations using the Standard Industry Fare Level formula. This is a different amount than we calculate pursuant to the SEC requirement to report the incremental cost to us of their use. See note (5) to the Summary Compensation Table below for additional information about this calculation.

Post-Employment and Change in Control Compensation.    The Company provides severance protections that aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause. The change in control provisions included in our Executive Severance Protection Plan, our stock option award documentation and, if applicable, employment agreements require a double trigger in order to receive any payment in the event of a change in control situation. Additional details can be found under "—Post Employment and Change in Control Compensation; Clawback Policies" and "Potential Payments Upon Termination or Change in Control."

How Named Executive Officer Compensation Decisions are Made

The MD&C Committee meets several times each year to perform its responsibilities as delegated by the Board of Directors and as set forth in the MD&C Committee's charter. These responsibilities include evaluating and approving the Company's compensation philosophy, policies, plans and programs for our named executive officers.

In the performance of its duties, the MD&C Committee regularly reviews the total compensation, including the base salary, target annual cash incentive award opportunities, long-term incentive award opportunities and other benefits, including potential severance payments for each of our named executive officers. At a regularly scheduled meeting each year, the MD&C Committee reviews our named executives' total compensation and compares that compensation to the competitive market, as discussed below. In the first quarter of each year, the MD&C Committee meets to determine salary increases, if any, for the named executive officers; verifies the results of the Company's performance for annual cash incentive and performance share unit calculations; reviews the individual annual cash incentive targets for the current year as a percent of base salary for each of the named executive officers; and makes decisions on granting long-term equity awards.

Compensation Consultant.    The MD&C Committee uses several resources in its analysis of the appropriate compensation for the named executive officers. The MD&C Committee selects and employs an independent consultant to provide advice relating to market and general compensation trends. The MD&C Committee also uses the services of its independent consultant for data gathering and analyses. The MD&C Committee has retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent consultant since 2002. The Company makes regular payments to FW Cook for its services around executive compensation, including meeting preparation and attendance, advice, and best practice information, as well as competitive data. Information about such payments is submitted to the chair of the MD&C Committee.

In addition to services related to executive compensation, FW Cook also provides the MD&C Committee information and advice with respect to compensation of the independent directors. FW Cook has no other business relationships with the Company and receives no other payments from the Company. The MD&C Committee adopted a charter provision requiring that it consider the independence of any compensation consultants it uses for executive compensation

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EXECUTIVE COMPENSATION

matters. The MD&C Committee has considered the independence of FW Cook in light of SEC rules and New York Stock Exchange listing standards. In connection with this process, the MD&C Committee has reviewed, among other items, a letter from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the MD&C Committee, including the following factors: (i) other services provided to us by FW Cook; (ii) fees paid by us as a percentage of FW Cook's total revenue; (iii) policies or procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the MD&C Committee; (v) any Company stock owned by the senior advisor or any member of his immediate family and (vi) any business or personal relationships between our executive officers and the senior advisor. The MD&C Committee reviewed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.

Role of CEO and Human Resources.    Our President and Chief Executive Officer contributes to compensation determinations by assessing the performance of the other named executive officers and providing these assessments with recommendations to the MD&C Committee. Personnel within the Company's Human Resources Department assist the MD&C Committee by working with the independent consultant to provide information requested by the MD&C Committee and assisting it in designing and administering the Company's compensation programs.

Peer Company Comparisons.    The MD&C Committee uses compensation information of comparison groups of companies to gauge the competitive market, which is relevant for attracting and retaining key talent and for ensuring that the Company's compensation practices are aligned with prevalent practices. For purposes of establishing the 2019 executive compensation program, the MD&C Committee considered a competitive analysis of total direct compensation levels and compensation mix for our executive officers during the second half of 2018, using information from:

  •
  Size-adjusted median compensation data from two general industry surveys in which management annually participates; the Aon Hewitt 2018 Total Compensation Measurement ("TCM") survey and the Willis Towers Watson 2018 Executive Compensation Data base ("CDB") survey. The Aon Hewitt TCM and Willis Towers Watson CDB surveys include over 500 companies ranging in size from approximately $5 million to $500 billion in annual revenue. Data selected from these surveys is scoped based on Company revenue; and

  •
  Median compensation data from a comparison group of 18 publicly traded U.S. companies, described below.

The comparison group of companies is initially recommended by the independent consultant prior to the data gathering process, with input from management and the MD&C Committee. The composition of the group is evaluated, and a final comparison group of companies is approved by the MD&C Committee each year. The selection process for the comparison group begins with all companies in the Standard & Poor's North American database that are publicly traded U.S. companies in 15 different Global Industry Classifications. These industry classifications are meant to provide a collection of companies in industries that share similar characteristics with us. The companies are then limited to those with at least $5 billion in annual revenue to ensure appropriate comparisons, and further narrowed by choosing those with asset intensive domestic operations, as well as those focusing on transportation and logistics. Companies with these characteristics are chosen because the MD&C Committee believes that it is appropriate to compare our executives' compensation with executives that have similar responsibilities and challenges at other companies. Compared to the 2017 comparison group used to inform 2018 compensation decisions, Baker Hughes was removed from the comparison group and no companies were added.

The following chart sets forth various size comparisons to companies in the comparison group; this table is provided to evidence that the Company was appropriately positioned within its peer group for purposes of establishing 2019 compensation during 2018. All financial and market data are taken from Standard & Poor's Capital IQ, with financial data as of each company's 2017 fiscal year end and market capitalization as of December 31, 2017.

    2020 Proxy Statement     |    31

EXECUTIVE COMPENSATION

For purposes of each of the named executives, the general industry data and the comparison group data are blended when composing the competitive analysis, when possible, such that the combined general industry data and the comparison group are each weighted 50%. For competitive comparisons, the MD&C Committee has determined that total direct compensation packages for our named executive officers within a range of plus or minus 20% of the median total compensation of the competitive analysis is appropriate. In making these determinations, total direct compensation consists of base salary, target annual cash incentive, and the annualized grant date fair value of long-term equity incentive awards.

Allocation of Compensation Elements and Tally Sheets.    The MD&C Committee considers the forms in which total compensation will be paid to executive officers and seeks to achieve an appropriate balance between base salary, annual cash incentive compensation and long-term incentive compensation. The MD&C Committee determines the size of each element based primarily on comparison group data and individual and Company performance. The percentage of compensation that is contingent on achievement of performance criteria typically increases in correlation to an executive officer's responsibilities within the Company, with performance-based incentive compensation making up a greater percentage of total compensation for our most senior executive officers. Additionally, as an executive becomes more senior, a greater percentage of the executive's compensation shifts away from short-term to long-term incentive awards.

The MD&C Committee uses tally sheets to review the compensation of our named executive officers, which show the cumulative impact of all elements of compensation. These tally sheets include detailed information and dollar amounts for each component of compensation, the value of all equity held by each named executive, and the value of welfare and retirement benefits and severance payments. Tally sheets provide the MD&C Committee with the relevant information necessary to determine whether the balance between short-term and long-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company. This information is also useful in the MD&C Committee's analysis of whether total direct compensation provides a compensation package that is appropriate and competitive. Tally sheets are provided annually to the full Board of Directors.

The following charts display the allocation of total 2019 target compensation among base salary, annual cash incentive and long-term incentives for (a) our President and Chief Executive Officer and (b) our other named executives, on average. These charts reflect the MD&C Committee's 2019 desired total mix of target compensation for named executives, which includes approximately 62% of total compensation derived from long-term equity awards, while long-term equity awards comprised 70% of our President and Chief Executive Officer's total target compensation. These charts also reflect that approximately 88% of our President and Chief Executive Officer's total target compensation opportunities awarded in 2019 were performance-based, while approximately 80% of the total target compensation established in February 2019 for the other named executives was performance-based. We consider stock options granted under our long-term incentive plan to be performance-based because their value will increase as the market value of our Common Stock increases.

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EXECUTIVE COMPENSATION

Internal Pay Equity.    The MD&C Committee considers the differentials between compensation of the named executive officers. The MD&C Committee also reviews compensation comparisons between the President and Chief Executive Officer and the other executive officers, while recognizing the additional responsibilities of the President and Chief Executive Officer and that such differentials will increase in periods of above-target performance and decrease in times of below-target performance. Based on these considerations, the MD&C Committee concluded that the compensation paid to the President and Chief Executive Officer is reasonable compared to that of the other executive officers.

Policy on Calculation Adjustments.    In 2014, the MD&C Committee adopted a policy on calculation adjustments that affect payouts under annual and long-term incentive awards in order to address the potentially distorting effect of certain items. Such adjustments are intended to align award payments with the underlying performance of the business; avoid volatile, artificial inflation or deflation of awards due to unusual items in either the award year or the previous comparator year; and eliminate counterproductive incentives to pursue short-term gains and protect current incentive opportunities. To ensure the integrity of the adjustments, the policy provides that the MD&C Committee's approach to adjustments shall generally be consistent with the Company's approach to reporting adjusted non-GAAP earnings to the investment community, except that the MD&C Committee has determined that potential adjustments arising from a single transaction or event generally should be disregarded unless, taken together, they change the calculated award payout by at least five percent. For this reason, actual results reported in this proxy statement on financial performance metrics may differ from earnings results reported to the investment community. The MD&C Committee retains discretion to evaluate all adjustments, both income and expense, as circumstances warrant; however, beginning with long-term equity incentive awards granted in 2017, the MD&C Committee agreed that it shall not have the ability to use negative discretion with respect to the calculation of cash flow for purposes of the PSUs subject to that performance measure, in order to avoid variable accounting treatment for those awards.

Tax and Accounting Matters.    Our compensation programs were designed to permit the Company to deduct compensation expense under Section 162(m) of the IRC, which historically limited the tax deductibility of annual compensation paid to certain named executives to $1 million, unless the compensation qualified as performance-based. The Company also reserved the right to pay compensation that did not qualify as performance-based. Other than some limited exceptions relating to certain previously-granted awards, the ability to rely on this performance-based exception was eliminated in 2017, and the limitation on deductibility of compensation was expanded to include all named executive officers. As a result, the Company generally may no longer take a deduction for any compensation paid to any of its named executive officers in excess of $1 million.

Section 409A of the IRC ("Code Section 409A") generally provides that any deferred compensation arrangement which does not meet specific requirements will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In general, to avoid a Code Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time or fixed schedule, a change in control or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services. We intend to structure all of our compensation arrangements, including our 409A Deferral Plan, in a manner that complies with or is exempt from Code Section 409A.

We account for equity-based payments, including stock options, PSUs and RSUs, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation ("ASC Topic 718"). The MD&C Committee takes into consideration the accounting treatment under ASC Topic 718 when determining the form and amount of annual long-term equity incentive awards.

    2020 Proxy Statement     |    33

EXECUTIVE COMPENSATION

However, because our long-term equity incentive awards are based on a target dollar value established prior to grant (described in further detail under "Named Executives' 2019 Compensation Program and Results—Long-Term Equity Incentives"), this "value" will differ from the grant date fair value of awards calculated pursuant to ASC Topic 718.

Risk Assessment.    The MD&C Committee uses the structural elements set forth in the Executive Summary earlier to establish compensation that will provide sufficient incentives for named executive officers to drive results while avoiding unnecessary or excessive risk taking that could harm the long-term value of the Company. During 2019, the MD&C Committee reviewed the Company's compensation policies and practices and the assessment and analysis of related risk conducted by the independent compensation consultant. Based on this review and analysis, the MD&C Committee and the independent compensation consultant concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Consideration of Stockholder Advisory Vote on Executive Compensation.    The MD&C Committee reviews the results of the stockholder advisory vote on executive compensation and considers any implications of such voting results on the Company's compensation programs. In light of the fact that at least 96% of shares present and entitled to vote at the annual meeting have voted in favor of the Company's executive compensation every year since the advisory vote on compensation was implemented, the results of the stockholder advisory votes have not caused the MD&C Committee to recommend any changes to our compensation practices.

Named Executives' 2019 Compensation Program and Results

  Base Salary

The MD&C Committee approved increases to the 2019 base salaries of named executive officers, consistent with our compensation philosophy and driven by competitive market data, internal pay equity considerations and individual performance relative to the executive's responsibilities and contributions. The Committee also considered the promotions effective January 1, 2019 for each of Mr. Morris, Ms. Hemmer and Mr. Batchelor. The table below shows the 2019 annual base salary established by the MD&C Committee for each of our named executive officers.

Named Executive Officer	2019 Base Salary

Mr. Fish	$1,250,000

Ms. Rankin	$638,100

Mr. Morris	$700,000

Ms. Hemmer	$537,600

Mr. Batchelor	$537,600

  Annual Cash Incentive

  •
  Annual cash incentives were dependent on the following performance measures: Income from Operations, excluding Depreciation and Amortization; Income from Operations Margin and Internal Revenue Growth.

  •
  Company performance on each of the performance measures set forth below resulted in each of the named executives receiving an annual cash incentive payment in March 2020 for fiscal year 2019 equal to 99.47% of target.

The MD&C Committee develops financial performance measures for annual cash incentive awards to drive improvements in business operations, as well as support and fund the long-term strategy of the Company. The MD&C Committee has found that the Income from Operations, excluding Depreciation and Amortization, performance measure encourages balanced focus on growth and profitability, while the Income from Operations Margin performance measure continues to keep the Company focused on cost control, operational improvements and yield. In 2019, the Company replaced a prior cost control performance measure with the new Internal Revenue Growth measure. The MD&C Committee believes that this measure better supports the Company's strategic growth and creation of shareholder value, and the MD&C Committee believes these financial performance measures, collectively, support and align with the strategy of the Company and are appropriate indicators of our progress toward the Company's goals.

When setting threshold, target and maximum performance measure levels each year, the MD&C Committee looks to the Company's historical results of operations and analyses and forecasts for the coming year. Specifically, the MD&C Committee considers expected revenue based on analyses of pricing and volume trends, as affected by operational and general economic factors and expected costs.

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The table below details the performance measures set by the MD&C Committee for purposes of the named executive officers' annual cash incentive for 2019.

	Threshold Performance (60% Payment)	Target Performance (100% Payment)	Maximum Performance (200% Payment)

Income from Operations, excluding Depreciation and Amortization	$4.216 billion	$4.454 billion	$4.610 billion

Income from Operations Margin	18.0%	18.3%	18.6%

Internal Revenue Growth	2.5%	3.9%	5.3%

The following table sets forth the Company's performance achieved on each of the annual cash incentive performance measures and the payout earned on account of such performance.

		Income from Operations Margin (weighted 25%)
Income from Operations, excluding Depreciation and Amortization (weighted 50%)
				Internal Revenue Growth (weighted 25%)
						Total Payout Earned (as a percentage of Target)
Actual	Payout Earned	Actual	Payout Earned	Actual	Payout Earned

$4.360 billion	84.33%	18.03%	64.22%	5.4%	165%	99.47%

As discussed above, the MD&C Committee has discretion to adjust the performance calculations for unusual or otherwise non-operational matters in line with its policy on calculation adjustments. The calculation of 2019 annual cash incentive performance measures was generally made on a basis consistent with the Company's reporting of its 2019 financial results, including exclusion of $33 million in costs related to the planned acquisition of Advanced Disposal Services, Inc. Additionally, actual performance on the internal revenue growth measure would have yielded a payout of 200% for that metric, but management proposed, and the MD&C Committee approved, a reduced payout of 165% on this metric to more fairly reward actual achievement and to better calibrate this new performance measure.

Target annual cash incentives are a specified percentage of the executives' base salary. The following table shows each named executive's target percentage of base salary for 2019 and annual cash incentive for 2019 paid in March 2020.

Named Executive Officer	Target Percentage of Base Salary	Annual Cash Incentive For 2019(1)

Mr. Fish	140	$1,704,132

Ms. Rankin	95	$578,516

Mr. Morris	95	$661,476

Ms. Hemmer	90	$479,828

Mr. Batchelor	90	$479,828

(1)
Calculations of annual cash incentive payouts, as a percentage of base salary, were made using the named executive's actual base salary received in 2019. Such amounts are lower than if calculated using the 2019 base salaries in the table above due to the timing of when base salary increases take effect.

  Long-Term Equity Incentives

Our equity awards are designed to hold individuals accountable for long-term decisions by rewarding the success of those decisions. The MD&C Committee continuously evaluates the components of its programs. In determining which forms of equity compensation are appropriate, the MD&C Committee considers whether the awards granted are achieving their purpose; the competitive market; and accounting, tax or other regulatory issues, among others. In determining the appropriate awards for the named executives' 2019 annual long-term incentive award, the MD&C Committee decided to grant both PSUs comprising 80% of each named executive's award and stock options comprising 20% of each named executive's award, consistent with prior years. Payout on half of each named executives' PSUs granted in 2019 is dependent on cash flow generation. Payout on the remaining half of PSUs granted in 2019 is dependent on total shareholder return relative to the S&P 500. Meanwhile, stock options encourage focus on increasing the market value of our stock. Before determining the actual number of PSUs and stock options that were granted to each of the named executives in 2019, the MD&C Committee established a target dollar amount for each named executive's annual total long-term equity incentive award. The values chosen were based primarily on the comparison information for the competitive market and

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EXECUTIVE COMPENSATION

consideration of the named executives' responsibility for meeting the Company's strategic objectives. Target dollar amounts for equity incentive awards will vary from grant date fair values calculated for accounting purposes.

Named Executive Officer	Dollar Values of 2019 Long-Term Equity Incentives Set by the Committee (at Target)

Mr. Fish	$7,000,000

Ms. Rankin	$2,000,000

Mr. Morris	$2,200,000

Ms. Hemmer	$1,650,000

Mr. Batchelor	$1,650,000

Overview of Performance Share Units.

•
Named executives were granted new PSUs with a three-year performance period ending December 31, 2021. Payout on half of each named executive's PSUs granted in 2019 is dependent on cash flow generation, and payout on the remaining half of PSUs granted in 2019 is dependent on total shareholder return relative to the S&P 500.

•
Named executives received a payout of 197.4% of the PSUs granted in 2017 with a three-year performance period ended December 31, 2019. The Company exceeded the maximum level of performance for the cash flow generation performance measure and exceeded the target level of performance for the relative total shareholder return performance measure.

PSUs Granted in 2019.    Performance share units are granted to our named executive officers annually to align compensation with the achievement of our long-term financial goals and to increase stockholder alignment through stock ownership. PSUs provide an immediate retention benefit to the Company because there is unvested potential value at the date of grant. The number of PSUs granted to our named executive officers corresponds to an equal number of shares of Common Stock. At the end of the three-year performance period for each grant, the Company will deliver a number of shares ranging from 0% to 200% of the initial number of PSUs granted, depending on the Company's three-year performance against pre-established targets.

The MD&C Committee determined the number of PSUs that were granted to each of the named executives in 2019 by taking the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplying by 80%. Those values were then divided by the average of the high and low market price of our Common Stock over the 30 trading days preceding the date of the MD&C Committee meeting at which the grants were approved to determine the number of PSUs granted. The number of PSUs granted in 2019 are shown in the table below.

Named Executive Officer	Number of PSUs

Mr. Fish	58,948

Ms. Rankin	16,842

Mr. Morris	18,526

Ms. Hemmer	13,894

Mr. Batchelor	13,894

Half of each named executive's PSUs included in the table above are subject to a cash flow generation performance measure; the cash flow generation performance measure requires focus on capital discipline and strengthens alignment with stockholders' free cash flow expectations. For purposes of these PSUs, we define cash flow as net cash provided by operating activities, less capital expenditures, with the following adjustments: (a) costs associated with labor disruptions and multiemployer plan withdrawal liabilities are excluded due to being required as a result of past labor commitments combined with changing economic conditions and business climate; (b) strategic acquisition, restructuring, and transformation and reorganization costs are excluded; and (c) cash proceeds from the divestiture of businesses and other assets are included. The table below shows the

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required achievement of the cash flow generation performance measure and the corresponding potential payouts under our PSUs granted in 2019.

	Threshold		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout

Cash Flow	$5.875 billion	50%	$6.375 billion	100%	$6.875 billion	200%

The remaining half of each named executive's PSUs are subject to total shareholder return relative to the S&P 500. This measure directly correlates executive compensation with creation of stockholder value. Total shareholder return is calculated as follows: (Common Stock price at end of performance period—Common Stock price at beginning of performance period + dividends during performance period) / Common Stock price at beginning of performance period. The table below shows the required achievement of the total shareholder return performance measure and the corresponding potential payouts under our PSUs granted in 2019.

Total Shareholder Return Relative to the S&P 500
Performance	Payout

75th percentile (Maximum)	200%

50th percentile (Target)	100%

25th percentile (Threshold)	50%

If actual performance falls between performance levels for either of the PSU performance measures, then the number of PSUs earned will be interpolated between the two performance levels, rounded to the nearest 0.1%.

The different performance measure levels are determined based on an analysis of historical performance and current projections and trends. The MD&C Committee uses this analysis and modeling of different scenarios related to items that affect the Company's performance such as yield, volumes and capital to set the performance measures. As with the consideration of targets for the annual cash incentives, when the MD&C Committee established the cash flow targets, the MD&C Committee carefully considered several material factors affecting the Company for 2019 and beyond, including general economic and market conditions and economic indicators for future periods, to ensure that the cash flow targets align with the Company's long-range strategic plan.

Payout on PSUs for the Performance Period Ended December 31, 2019.    Half of the PSUs granted in 2017 with the performance period ended December 31, 2019 were subject to the cash flow generation performance measure, and the remaining half of the PSUs granted in 2017 were subject to total shareholder return relative to the S&P 500. For the three-year performance period ended December 31, 2019, the Company generated net cash flow from operating activities, less capital expenditures, of $5.959 billion, exceeding the maximum of $5.336 billion; this performance level yielded a 200% payout in shares of Common Stock that were issued in February 2020. With respect to the PSUs with a three-year performance period ended December 31, 2019 that were subject to total shareholder return relative to the S&P 500, the performance of the Company's Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 73.66%, resulting in a 194.7% payout in shares of Common Stock that were issued in February 2020. In line with the MD&C Committee's policy on calculation adjustments discussed above, no adjustments were made to the performance calculations for these PSUs.

Stock Options.    The MD&C Committee believes use of stock options is appropriate to support the growth element of the Company's strategy. The grant of options made to the named executive officers in the first quarter of 2019 in connection with the annual grant of long-term equity awards was based on the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplied by 20%. The actual number of stock options granted was determined by assigning a value to the options using an option pricing model and dividing the dollar value of target compensation by the value of an option. The resulting number of stock options are shown in the table below.

Named Executive Officer	Number of Options

Mr. Fish	114,566

Ms. Rankin	32,733

Mr. Morris	36,007

Ms. Hemmer	27,005

Mr. Batchelor	27,005

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The stock options will vest in 25% increments on the first two anniversaries of the date of grant and the remaining 50% will vest on the third anniversary. The exercise price of the options granted in 2019 is $98.898, which is the average of the high and low market price of our Common Stock on the date of grant, and the options have a term of ten years. We account for our employee stock options under the fair value method of accounting using a Black-Scholes methodology to measure stock option expense at the date of grant. The fair value of the stock options at the date of grant is amortized to expense over the vesting period less expected forfeitures, except for stock options granted to retirement-eligible employees, for which expense is fully recognized at the time of grant.

Restricted Stock Units.    The MD&C Committee anticipates that grants of RSUs to named executives will continue to be made on a limited basis in cases such as a significant promotion and increased responsibilities and to attract new hires, and that RSUs will not be a routine component of named executive compensation. No RSUs were granted to named executives in 2019.

The MD&C Committee approved an award of 15,625 RSUs to Mr. Fish upon his promotion to President and Chief Executive Officer in November 2016 that vested ratably over three years. The final one-third of this promotional grant of RSUs vested in November 2019. Additionally, Ms. Rankin, Ms. Hemmer and Mr. Batchelor previously received RSUs as part of their equity incentive compensation granted prior to being promoted to the senior leadership team, and such RSUs vest in full on the third anniversary of the date of grant. Ms. Rankin's last remaining grant of RSUs vested in February 2019. As of December 31, 2019, Ms. Hemmer and Mr. Batchelor had 1,331 and 1,107 unvested RSUs, respectively. Dividend equivalents on RSUs accrue and are paid in cash upon vesting. RSUs may not be voted or transferred until vested.

Post-Employment and Change in Control Compensation; Clawback Policies

Severance Protection Plan.    In December 2017, we adopted an Executive Severance Protection Plan (the "Severance Protection Plan") and each of Messrs. Fish and Morris and Ms. Rankin entered into new or amended and restated employment agreements (the "2017 Employment Agreements"). The Severance Protection Plan covers each of our executive officers. The 2017 Employment Agreements do not contain separate severance entitlements, but instead provide for additional terms and protections relating to the respective executive's participation in the Severance Protection Plan. The 2017 Employment Agreements are intended to transition the Company's severance protections away from contract-based protections and onto a standardized and flexible plan-based approach. Going forward, the Company does not anticipate entering into new employment agreements with our executive officers, and neither Ms. Hemmer nor Mr. Batchelor are party to an employment agreement with the Company.

Post-Employment Covenants and Clawback Policies.    The 2017 Employment Agreements contain noncompetition and nonsolicitation restrictions that apply during employment and for a two-year period following termination. Additionally, the Severance Protection Plan contains (a) a requirement that the individual execute a general release prior to receiving post-termination benefits and (b) a clawback feature that allows for the suspension and refund of termination benefits for subsequently discovered cause. The clawback feature generally allows the Company to cancel any remaining payments due and obligates the named executive to refund to the Company severance payments already made if, within one year of termination of employment of the named executive by the Company for any reason other than for cause, the Company determines that the named executive could have been terminated for cause.

Our current equity award agreements also include a requirement that, in order to be eligible to vest in any portion of the award, the employee must enter into an agreement containing restrictive covenants applicable to the employee's behavior following termination. Additionally, our equity award agreements include compensation clawback provisions that provide, if the MD&C Committee determines that an employee either engaged in or benefited from misconduct, then the employee will refund any amounts received under the equity award agreements. Misconduct generally includes any act or failure to act that caused or was intended to cause a violation of the Company's policies, generally accepted accounting principles or applicable laws and that materially increased the value of the equity award. Further, our MD&C Committee has adopted a clawback policy applicable to our annual cash incentive awards that is designed to recoup annual cash incentive payments when the recipient's personal misconduct affects the payout calculations for the awards. Clawback terms applicable to our incentive awards allow recovery within the earlier to occur of one year after discovery of misconduct and the second anniversary of the employee's termination of employment.

Other Compensation Policies and Practices

Compensation Limitation Policies.    The Company has adopted a Severance Limitation Policy that generally provides that the Company may not enter into new severance arrangements with its executive officers, as defined in the federal securities laws, that provide for benefits, less the value of vested equity awards and benefits provided to employees generally, in an amount that exceeds 2.99 times the executive officer's then current base salary and target annual cash incentive, unless such future severance arrangement receives stockholder approval. The Company has also adopted its Policy Limiting Certain Compensation Practices, which generally provides that the Company will not enter into new compensation

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arrangements that would obligate the Company to pay a death benefit or gross-up payment to an executive officer unless such arrangement receives stockholder approval. Both of these compensation limitation policies are subject to certain exceptions, including benefits generally available to management-level employees and any payment in reasonable settlement of a legal claim. Additionally, "Death Benefits" under the policy does not include deferred compensation, retirement benefits or accelerated vesting or continuation of equity-based awards pursuant to generally-applicable equity award plan provisions. None of our executive officers are party to any employment agreement or arrangement with the Company that provides for severance, gross-up or death benefits that exceed amounts permitted by these compensation limitation policies.

Stock Ownership Guidelines and Holding Requirements.    All of our named executive officers are subject to stock ownership guidelines. We instituted stock ownership guidelines because we believe that ownership of Company stock demonstrates a commitment to, and confidence in, the Company's long-term prospects and further aligns employees' interests with those of our stockholders. We believe that the requirement that these individuals maintain a portion of their individual wealth in the form of Company stock deters actions that would not benefit stockholders generally. Although there is no deadline set for executives to reach their ownership guidelines, the MD&C Committee monitors ownership levels to confirm that executives are making sustained progress toward achievement of their ownership guidelines.

Additionally, our stock ownership guidelines contain holding requirements. Executives with a title of Senior Vice President or higher, which includes all of our named executives,

must hold 100% of all net shares acquired through the Company's long-term incentive plans for at least one year, and those individuals must continue to hold 100% of all such net shares until the individual's ownership guideline is achieved. Once achieved, the requisite stock ownership level must continue to be retained throughout the executive's employment with the Company. Our MD&C Committee believes these holding periods discourage executives from taking actions in an effort to gain from short-term increases in the market value of our stock.

The MD&C Committee regularly reviews the ownership guidelines to ensure that the appropriate share ownership levels are in place. Guidelines are expressed as a fixed number of shares and were revised in November 2018 to account for the Company's more recent sustained Common Stock market value. The ownership requirement of Mr. Fish, our President and Chief Executive Officer, was over six times base salary, using his base salary as of December 31, 2019 and an assumed $80 per share stock price. Using the closing price of our Common Stock on March 16, 2020, the ownership requirement of our President and Chief Executive Officer is approximately 7.6 times his base salary as of December 31, 2019. Shares owned outright, vested RSUs and PSUs that have been deferred, stock equivalents based on holdings in the Company's 401(k) Retirement Savings Plan and phantom stock held in the Company's 409A Deferral Plan count toward meeting the ownership guidelines. Stock options, PSUs, RSUs and restricted stock, if any, do not count toward meeting the ownership guidelines until they are vested or earned. The following table outlines the stock ownership guidelines and attainment for our named executive officers.

Named Executive Officer	Ownership Guideline (number of shares)	Attainment as of March 16, 2020

Mr. Fish	95,000	278%

Ms. Rankin	25,000	102%

Mr. Morris	27,500	325%

Ms. Hemmer	14,000	153%

Mr. Batchelor	14,000	187%

As discussed under "Director and Officer Stock Ownership," the MD&C Committee also establishes ownership guidelines for the independent directors and performs regular reviews to ensure all independent directors are in compliance or are showing sustained progress toward achievement of their ownership guideline.

Insider Trading; Prohibition of Hedging and Pledging Company Securities.    The Company's Insider Trading Policy prohibits directors, executive officers and other "designated insiders" from engaging in most transactions involving the Company's Common Stock during periods, determined by the Company, that those individuals are most likely to be aware of material, non-public information. Directors, executive officers and other designated insiders subject to stock ownership guidelines must clear all their transactions in our Common Stock with the Company's office of the Chief Legal Officer in advance. Additionally, it is our policy that directors, executive officers and designated insiders are not permitted to hedge their ownership of Company securities, including (a) trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company, (b) selling any security of the Company "short" and (c) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of any security of the Company granted as compensation or held, directly or indirectly, by the director, executive officer or designated insider. The Company's Insider Trading Policy also provides that directors and executive officers may not pledge Company securities or hold Company securities in a margin account.

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Executive Compensation Tables

We are required to present compensation information in the tabular format prescribed by the SEC. This format, including the tables' column headings, may be different from the way we describe or consider elements and components of compensation internally. The Compensation Discussion and Analysis contains a discussion that should be read in conjunction with these tables to gain a complete understanding of our executive compensation philosophy, programs and decisions.

SUMMARY COMPENSATION TABLE

Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

James C. Fish, Jr. President and Chief Executive Officer

2019	1,232,788	(7)	—	6,853,530	1,399,997	1,704,132	107,654	11,298,101

2018	1,157,692	(7)	—	5,431,408	1,199,997	1,169,293	166,891	9,125,281

2017	1,076,923		—	4,762,674	1,000,002	2,062,111	92,395	8,994,105

Devina A. Rankin Senior Vice President and Chief Financial Officer

2019	618,208		—	1,958,118	399,997	578,516	68,575	3,623,414

2018	539,923		—	1,538,892	340,006	379,541	53,956	2,852,318

2017	470,077		50,000	952,569	200,002	572,398	34,062	2,279,108

John J. Morris, Jr. Executive Vice President and Chief Operating Officer

2019	699,807		—	2,153,907	440,006	661,476	86,046	4,041,242

2018	646,192		—	1,629,462	359,997	435,053	116,032	3,186,736

2017	625,577		—	1,428,853	299,999	798,560	65,941	3,218,930

Tara J. Hemmer(6) Senior Vice President — Operations

2019	535,670		—	1,615,372	330,001	479,828	38,502	2,999,373

Steven R. Batchelor(6) Senior Vice President — Operations

2019	535,397		—	1,615,372	330,001	479,828	29,157	2,989,755

(1)
Ms. Rankin received a $50,000 cash bonus in January 2017 in recognition of her additional responsibilities while serving as Acting Chief Financial Officer. Ms. Rankin's promotion was made permanent in February 2017.

(2)
Amounts in this column represent the grant date fair value of PSUs granted to all named executives annually. The grant date fair values were calculated in accordance with ASC Topic 718, as further described in Note 15 in the Notes to the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K. The grant date fair value of a PSU granted in 2019 subject to total shareholder return relative to the S&P 500, based on a Monte Carlo valuation, is $133.63, and because total shareholder return is a market condition, projected achievement is embedded in the grant date fair value. The grant date fair value of a PSU granted in 2019 subject to the cash flow generation performance measure is $98.898, which is the average of the high and low market price of our Common Stock on the date of the grant, in accordance with our 2014 Stock Incentive Plan. The table below shows (a) the aggregate grant date fair value of PSUs subject to the cash flow generation performance measure assuming target level of performance is achieved (this is the amount included in the Stock Awards

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  column in the Summary Compensation Table) and (b) the aggregate grant date fair value of the same PSUs assuming the Company will reach the highest level of achievement for this performance measure and maximum payouts will be earned.

	Year	Aggregate Grant Date Fair Value of Cash Flow Generation PSUs Assuming Target Level of Performance Achieved ($)	Aggregate Grant Date Fair Value of Cash Flow Generation PSUs Assuming Highest Level of Performance Achieved ($)

Mr. Fish	2019	2,914,920	5,829,840

	2018	2,354,189	4,708,378

	2017	2,065,774	4,131,548

Ms. Rankin	2019	832,820	1,665,640

	2018	667,017	1,334,034

	2017	413,169	826,338

Mr. Morris	2019	916,092	1,832,184

	2018	706,274	1,412,548

	2017	619,754	1,239,508

Ms. Hemmer	2019	687,044	1,374,088

Mr. Batchelor	2019	687,044	1,374,088

(3)
Amounts in this column represent the grant date fair value of stock options granted annually, in accordance with ASC Topic 718. The grant date fair value of the options granted in 2019, estimated using the Black-Scholes option pricing model, is $12.22 per option. The assumptions made in determining the grant date fair values of options are disclosed in Note 15 in the Notes to the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K.

(4)
Amounts in this column represent cash incentive awards earned and paid based on the achievement of performance criteria. Please see "Compensation Discussion and Analysis — Named Executive's 2019 Compensation Program and Results — Annual Cash Incentive" for additional information.

(5)
The amounts included in "All Other Compensation" for 2019 are shown below (in dollars):

	401(k) Plan Matching Contributions	409A Deferral Plan Matching Contributions	Life Insurance Premiums	Perquisites and Other Personal Benefits(a)

Mr. Fish	12,600	92,945	2,109	—

Ms. Rankin	12,600	32,867	1,027	22,081

Mr. Morris	12,600	38,546	1,225	33,675

Ms. Hemmer	12,600	25,028	874	—

Mr. Batchelor	12,600	15,816	741	—

(a)
Includes perquisites and personal benefits received by a named executive officer in 2019, to the extent that the total value of such perquisites and personal benefits was at least $10,000. This column includes (i) incremental cost to us for personal use of Company aircraft in the following amounts: Ms. Rankin — $15,781 and Mr. Morris — $30,525 and (ii) income that is imputed to each of our named executive officers reflecting the cost to the Company of the executive's guest's participation in corporate events in the following amounts: Ms. Rankin — $6,300; and Mr. Morris — $3,150. Annually, we calculate an hourly direct operating cost for Company aircraft using industry standard measurements of costs for fuel, catering, telecommunications, maintenance, landing and hangar fees, flight plans and permits, and crew. We then allocate incremental cost to the named executive based on the amount of aircraft time required for the personal use, multiplied by the direct operating cost. For example, the majority of Mr. Morris' personal aircraft use reported above resulted from deviations from business travel flight plans to pick up or drop off the executive in another location for personal reasons; in such case, we calculate the time difference resulting from the flight plan deviation and multiply it by the direct operating cost. We also allocate incremental cost to the named executive for any deadhead flights required to position the aircraft to serve personal needs. We own

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  and operate our aircraft primarily for business use; therefore, we do not include purchase costs or other fixed costs associated with the ownership or operation of our aircraft in the direct operating cost.

(6)
Each of Ms. Hemmer and Mr. Batchelor were promoted to their current positions on January 1, 2019.

(7)
Includes $75,000 of base salary in 2019 and $50,000 of base salary in 2018 to which Mr. Fish was entitled but voluntarily relinquished to fund a scholarship program for children of Company employees.

GRANT OF PLAN-BASED AWARDS IN 2019

							All other Option Awards: Number of Securities Underlying Options(#)(3)			Grant Date Fair Value of Stock and Option Awards ($)(5)
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Exercise or Base Price of Option Awards ($/sh)(4)	Closing Market Price on Date of Grant ($/sh)
Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

James C. Fish, Jr.

Annual Cash Incentive	1,027,535	1,712,559	3,425,118

2/19/19				29,474	58,948	117,896				6,853,530

2/19/19							114,566	98.898	99.08	1,399,997

Devina A. Rankin

Annual Cash Incentive	348,509	580,848	1,161,696

2/19/19				8,421	16,842	33,684				1,958,118

2/19/19							32,733	98.898	99.08	399,997

John J. Morris, Jr.

Annual Cash Incentive	399,000	665,000	1,330,000

2/19/19				9,263	18,526	37,052				2,153,907

2/19/19							36,007	98.898	99.08	440,006

Tara J. Hemmer

Annual Cash Incentive	289,430	482,384	964,768

2/19/19				6,947	13,894	27,788				1,615,372

2/19/19							27,005	98.898	99.08	330,001

Steven R. Batchelor

Annual Cash Incentive	289,430	482,384	964,768

2/19/19				6,947	13,894	27,788				1,615,372

2/19/19							27,005	98.898	99.08	330,001

(1)
Actual payouts of cash incentive awards for 2019 performance are shown in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation." The named executives' possible annual cash incentive payouts are calculated using a percentage of base salary approved by the MD&C Committee. The threshold levels represent the amounts that would have been payable if the minimum performance requirements were met for each performance measure. Please see "Compensation Discussion and Analysis — Named Executive's 2019 Compensation Program and Results — Annual Cash Incentive" for additional information about these awards, including performance criteria.

(2)
Represents the number of shares of Common Stock potentially issuable based on the achievement of performance criteria under PSU awards granted under our 2014 Stock Incentive Plan. Please see "Compensation Discussion and Analysis — Named Executive's 2019 Compensation Program and Results — Long-Term Equity Incentives — Performance Share Units" for additional information about these awards, including performance criteria. The performance period for these awards

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  ends December 31, 2021. PSUs earn dividend equivalents, which are paid out based on the number of shares earned at the end of the performance period.

(3)
Represents the number of shares of Common Stock potentially issuable upon the exercise of options granted under our 2014 Stock Incentive Plan. Please see "Compensation Discussion and Analysis — Named Executive's 2019 Compensation Program and Results — Long-Term Equity Incentives — Stock Options" for additional information about these awards. The stock options will vest in 25% increments on the first two anniversaries of the date of grant and the remaining 50% will vest on the third anniversary. Although we consider all of our equity awards to be a form of incentive compensation because their value will increase as the market value of our Common Stock increases, only awards with performance criteria are considered "equity incentive plan awards" for SEC disclosure purposes. As a result, stock option awards are not included as "Equity Incentive Plan Awards" in either the table above or the Outstanding Equity Awards as of December 31, 2019 table.

(4)
The exercise price represents the average of the high and low market price of our Common Stock on the date of the grant, in accordance with our 2014 Stock Incentive Plan.

(5)
These amounts are grant date fair values of the awards as calculated under ASC Topic 718 and as further described in Note 15 in the Notes to the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K and notes (2) and (3) to the Summary Compensation Table.

    2020 Proxy Statement     |    43

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2019

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)

James C. Fish, Jr.

	—	114,566	(3)	98.898	2/19/2029	—	—	114,120	26,010,230

	—	74,013	(4)	85.34	2/20/2028	—	—	—	—

	—	64,767	(5)	73.335	2/28/2027	—	—	—	—

Devina A. Rankin

	—	32,733	(3)	98.898	2/19/2029	—	—	32,474	7,401,474

	6,990	20,971	(4)	85.34	2/20/2028	—	—	—	—

	12,953	12,954	(5)	73.335	2/28/2027	—	—	—	—

	6,386	—		56.235	2/26/2026	—	—	—	—

John J. Morris, Jr.

	—	36,007	(3)	98.898	2/19/2029	—	—	35,078	7,994,978

	7,401	22,204	(4)	85.34	2/20/2028	—	—	—	—

	—	19,430	(5)	73.335	2/28/2027	—	—	—	—

Tara J. Hemmer

	—	27,005	(3)	98.898	2/19/2029	1,331	151,681	23,090	5,262,673

	4,111	12,336	(4)	85.34	2/20/2028	—	—	—	—

	2,969	2,969	(5)	73.335	2/28/2027	—	—	—	—

	6,530	—		56.235	2/26/2026	—	—	—	—

Steven R. Batchelor

	—	27,005	(3)	98.898	2/19/2029	1,107	126,154	15,438	3,518,629

	921	2,763	(4)	85.34	2/20/2028	—	—	—	—

	2,721	2,722	(5)	73.335	2/28/2027	—	—	—	—

	6,530	—		56.235	2/26/2026	—	—	—	—

	7,342	—		54.635	2/25/2025	—	—	—	—

	9,146	—		41.37	3/7/2024	—	—	—	—

	10,442	—		36.885	3/8/2023	—	—	—	—

	8,003	—		34.935	3/9/2022	—	—	—	—

(1)
Values are based on the closing price of our Common Stock on December 31, 2019 of $113.96.

(2)
Includes vested stock options granted on March 9, 2012, March 8, 2013 and March 7, 2014 pursuant to our 2009 Stock Incentive Plan and vested stock options granted on February 25, 2015, February 26, 2016, February 28, 2017 and February 20, 2018 pursuant to our 2014 Stock Incentive Plan.

44     |         2020 Proxy Statement

EXECUTIVE COMPENSATION
(3)
Includes stock options granted on February 19, 2019 that vest 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant.

(4)
Includes stock options granted on February 20, 2018 that vested 25% on the first anniversary of the date of grant. An additional 25% will vest on the second anniversary of the date of grant and 50% will vest on the third anniversary of the date of grant.

(5)
Includes stock options granted on February 28, 2017 that vested 25% on the first and second anniversary of the date of grant. The remaining 50% will vest on the third anniversary of the date of grant.

(6)
Includes the following number of RSUs granted under our 2014 Stock Incentive Plan to Ms. Hemmer and Mr. Batchelor as incentive compensation prior to their promotion to the senior leadership team: Ms. Hemmer — 646 granted on February 28, 2017 and 685 granted on May 2, 2017; Mr. Batchelor — 592 granted on February 28, 2017 and 515 granted on February 20, 2018. All RSUs vest on the third anniversary of the date of grant.

(7)
Includes PSUs with three-year performance periods ending December 31, 2020 and December 31, 2021. Payouts on PSUs are made after the Company's financial results for the performance period are reported and the MD&C Committee determines achievement of performance results and corresponding vesting, typically in mid to late February of the succeeding year. The PSUs for the performance period ended December 31, 2019 are not included in the table as they are considered earned as of December 31, 2019 for proxy statement disclosure purposes; instead, such PSUs are included in the Option Exercises and Stock Vested table below. Pursuant to SEC disclosure instructions, because the Company's performance on the metrics governing our PSUs with the performance period ended December 31, 2019 exceeded target, the payout value of unearned awards is calculated assuming maximum performance criteria is achieved. The following number of PSUs have a performance period ending December 31, 2020: Mr. Fish — 55,172; Ms. Rankin — 15,632; Mr. Morris — 16,552; Ms. Hemmer — 9,196; and Mr. Batchelor — 1,544. The following number of PSUs have a performance period ending December 31, 2021: Mr. Fish — 58,948; Ms. Rankin — 16,842; Mr. Morris — 18,526; Ms. Hemmer — 13,894; and Mr. Batchelor — 13,894.

OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)

James C. Fish, Jr.	84,314	(2)	3,810,206	116,391	14,369,680

Devina A. Rankin	—		—	22,996	2,834,311

John J. Morris, Jr.	42,795	(3)	1,813,700	33,356	4,138,145

Tara J. Hemmer	14,539	(4)	974,903	4,597	551,315

Steven R. Batchelor	—		—	4,281	512,112

(1)
Includes shares of the Company's Common Stock issued on account of PSUs granted in 2017 with a performance period ended December 31, 2019. The determination of achievement of performance results and corresponding vesting of such PSUs was performed by the MD&C Committee in February 2020. Following such determination, shares of the Company's Common Stock earned under this award were issued on February 13, 2020, based on the average of the high and low market price of our Common Stock on that date. Also includes the following number of RSUs that vested in 2019: Mr. Fish — 5,208; Ms. Rankin — 759; Ms. Hemmer — 776; and Mr. Batchelor — 776. The value of RSUs realized on vesting was calculated using the average of the high and low market price of our Common Stock on the date of vesting.

(2)
Mr. Fish received 19,834 net shares after withholdings and the sale of shares to cover option costs and taxes.

(3)
Mr. Morris received 10,340 net shares after withholdings and the sale of shares to cover option costs and taxes.

(4)
Ms. Hemmer received 5,161 net shares after withholdings and the sale of shares to cover option costs and taxes.

    2020 Proxy Statement     |    45

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation in 2019

Each of our named executive officers is eligible to participate in our 409A Deferral Plan and may elect to defer receipt of portions of their base salary and cash incentives in excess of the annual compensation threshold established under Section 401(a)(17) of the IRC, referred to as the "Threshold." As of 2019, the Threshold was $280,000. The plan provides that eligible employees may defer for payment at a future date (i) up to 25% of base salary and up to 100% of annual cash incentives payable after the aggregate of such compensation components reaches the Threshold; (ii) receipt of any RSUs and (iii) receipt of any PSUs. The Company match provided under the 409A Deferral Plan is dollar for dollar on the employee's deferrals, up to 3% of the employee's aggregate base salary and cash incentives in excess of the Threshold, and fifty cents on the dollar on the employee's deferrals, in excess of 3% and up to 6% of the employee's aggregate base salary and cash incentives in excess of the Threshold. Additional deferral contributions will not be matched but will be tax-deferred. Amounts deferred under this plan are allocated into accounts that mirror selected investment funds in our 401(k) Retirement

Savings Plan, including a Company stock fund, although the amounts deferred are not actually invested in stock or funds. There is no Company match on deferred RSUs or PSUs, but the Company makes a cash payment of dividend equivalents on the shares deferred at the same time and at the same rate as dividends on the Company's Common Stock.

Participating employees generally can elect to receive distributions commencing six months after the employee leaves the Company in the form of annual installments or a lump sum payment. Special circumstances may allow for a modified or accelerated distribution, such as the employee's death, an unforeseen emergency, or upon termination of the plan. In the event of death, distribution will be made to the designated beneficiary in a single lump sum in the following calendar year. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount necessary to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company matching contributions, and gains and/or losses related to their investment choices.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)(5)

James C. Fish, Jr.	4,784,171	92,945	2,751,463	194,430	12,478,644

Devina A. Rankin	39,921	32,867	19,319	—	299,840

John J. Morris, Jr.	47,945	38,546	348,607	—	1,722,192

Tara J. Hemmer	46,457	25,028	39,447	—	264,218

Steven R. Batchelor	50,860	15,816	351,166	168,626	1,890,487

(1)
Contributions are made pursuant to the Company's 409A Deferral Plan. Executive contributions of base salary and annual cash incentive compensation is included in the Salary column and the Non-Equity Incentive Plan Compensation column, respectively, of the Summary Compensation Table. Additionally, Mr. Fish deferred receipt of 51,852 shares of Common Stock in 2019 that were earned on account of PSUs with the performance period ended December 31, 2018. The grant date fair value of such PSUs was included in the Stock Awards column of the Summary Compensation Table when granted in 2016.

(2)
Company contributions to the executives' 409A Deferral Plan accounts are included in the All Other Compensation column in the Summary Compensation Table.

(3)
Earnings on these accounts are not included in any other amounts in the tables included in this Proxy Statement, as the amounts of the named executives' earnings on deferred cash compensation represent the general market gains (or losses) on investments, rather than amounts or rates set by the Company for the benefit of the named executives. In case of Mr. Fish, who has deferred receipt of 94,844 shares of Common Stock, earnings also include the change in the closing price per share of the Company's Common Stock from December 31, 2018 to December 31, 2019, plus $2.05 of dividends paid per share of Common Stock in 2019, multiplied by the number of shares deferred. The value of such deferred shares was included in the Option Exercises and Stock Vested table for the year of vesting.

(4)
The amount shown in this column for Mr. Fish consists of dividend equivalents paid on deferred shares. The amount shown in this column for Mr. Batchelor reflects a distribution that was automatically made pursuant to his prior election for a date-specific withdrawal to occur on May 1, 2019.

(5)
Amounts shown in this column include the following amounts that were reported as compensation to the named executive in the Summary Compensation Table for 2017-2019: Mr. Fish — $848,765; Ms. Rankin — $211,989; Mr. Morris — $330,978; Ms. Hemmer — $71,485 and Mr. Batchelor — $66,676. Because Ms. Hemmer and Mr. Batchelor became named executives in 2019, such amounts only include 2019 compensation for those individuals.

46     |         2020 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

Change in Control.    The post-employment compensation our named executives receive is based on provisions included in retirement and severance plan documents, employment agreements and equity incentive award documentation. Severance protections aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause. The change in control provisions included in the Severance Protection Plan, our stock option award agreements and, if applicable, employment agreements require a double trigger in order to receive any payment in the event of a change in control situation. First, a change in control must occur, and second, the individual must terminate employment for good reason or the Company must terminate employment without cause within six months prior to or two years following the change in control event. PSUs are paid out in cash on a prorated basis based on actual results achieved through the end of the fiscal quarter prior to a change in control. Thereafter, the executive would typically receive a replacement award from the successor entity, provided that the successor entity is publicly traded. If the successor is not publicly traded, the executive will be entitled to a replacement award of cash. RSUs, which are not routinely a component of our named executive officer compensation, vest upon a change in control, unless the successor entity converts the awards to equivalent grants in the successor. In the case of both converted RSU and PSU awards, they will vest in full if the executive is terminated without cause following the change in control. We believe providing change in control protection encourages our named executives to pursue and facilitate transactions that are in the best interests of stockholders while not granting executives an undeserved windfall.

Involuntary Termination or Resignation for Good Reason.    Under the Severance Protection Plan, in the event a participant is terminated without cause or resigns for good reason, subject to execution of a release of claims and continued compliance with all restrictive covenants, he or she will be entitled to receive: (a) cash severance in an aggregate amount equal to two times the sum of the participant's base salary and target annual bonus (with one half payable in a lump sum at termination, and the remaining half payable in installments over a two-year period); (b) continuation of group health benefits over a two-year period following termination and (c) a pro rata annual cash incentive payment for the year of termination. In the event a named executive is terminated for cause, he or she is entitled to any accrued but unpaid salary only, and all unvested awards and outstanding stock options, whether exercisable or not, are forfeited.

The terms "cause," "good reason," and "change in control" are defined in the executives' employment agreements, the Severance Protection Plan and equity award plans and agreements, as applicable, but such terms have the meanings generally described below. You should refer to the applicable documentation, accessible through the Company's Form 10-K Exhibit List, for the actual definitions.

  "Cause" generally means the named executive has: deliberately refused to perform his or her duties; breached his or her duty of loyalty to the Company; been convicted of a felony; intentionally and materially harmed the Company; materially violated the Company's policies and procedures or breached the covenants contained in his or her agreement.

  "Good Reason" generally means that, without the named executive's consent: his or her duties or responsibilities have been substantially changed; he or she has been removed from his or her position; the Company has breached his or her employment agreement; any successor to the Company has not assumed the obligations under his or her employment agreement; or he or she has been reassigned to a location more than 50 miles away.

  "Change in Control" generally means that: at least 25% of the Company's Common Stock has been acquired by one person or persons acting as a group; certain significant turnover in our Board of Directors has occurred; there has been a merger of the Company in which at least 50% of the combined post-merger voting power of the surviving entity does not consist of the Company's pre-merger voting power, or a merger to effect a recapitalization that resulted in a person or persons acting as a group acquired 25% or more of the Company's voting securities; or the Company is liquidating or selling all or substantially all of its assets.

Benefits to a participant under the Severance Protection Plan are subject to reduction to the extent required by the Company's Severance Limitation Policy or if the excise tax described in Sections 280G or 4999 of the IRC is applicable and such reduction would place the participant in a better net after tax position.

Voluntary Termination; Retirement.    Our equity award agreements generally provide that an executive forfeits unvested awards if he or she voluntarily terminates employment. RSUs and PSUs generally vest on a pro rata basis upon involuntary termination other than for cause. RSUs generally vest on a pro rata basis upon an employee's qualifying retirement; however, PSUs and stock options generally continue to vest following a qualifying retirement as if the employee had remained employed until the end of the performance period. If the recipient is terminated by the Company without cause or voluntarily resigns, the recipient is entitled to exercise all stock options outstanding and exercisable within a specified time frame after such termination.

Explanation of Tabular Disclosure.    The following table presents potential payouts to our named executives at

    2020 Proxy Statement     |    47

EXECUTIVE COMPENSATION

year-end upon termination of employment in the circumstances indicated pursuant to the terms of applicable plans and agreements. The payouts set forth below assume the triggering event indicated occurred on December 31, 2019, when the closing price of our Common Stock was $113.96 per share. These payouts are calculated for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive. Please note the following when reviewing the payouts set forth below:

  •
  The compensation component set forth below for accelerated vesting of stock options is comprised of the unvested stock options granted in 2017, 2018 and 2019, which vest 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant.

  •
  For purposes of calculating the payout of performance share unit awards outstanding as of December 31, 2019, we have assumed that target performance was achieved; any actual performance share unit payouts will be based on actual performance of the Company during the performance period.
  •
  For purposes of calculating the payout upon the "double trigger" of change in control and subsequent involuntary termination not for cause, the value of the performance share unit replacement award is equal to the number of PSUs that would be forfeited based on the prorated acceleration of the PSUs, multiplied by the closing price of our Common Stock on December 31, 2019.

  •
  The payout for continuation of benefits is an estimate of the cost the Company would incur to continue those benefits.

  •
  The Company's practice is to provide all benefits eligible employees with life insurance that pays one times annual base salary upon death. The insurance benefit is a payment by an insurance company, not the Company, and is payable under the terms of the insurance policy.

  •
  Refer to the Nonqualified Deferred Compensation in 2019 table above for aggregate balances payable to the named executives under our 409A Deferral Plan pursuant to the named executive's distribution elections.

48     |         2020 Proxy Statement

EXECUTIVE COMPENSATION

Potential Consideration Upon Termination of Employment

	Mr. Fish	Ms. Rankin	Mr. Morris	Ms. Hemmer	Mr. Batchelor

Payout or Value of Compensation Components, in dollars

In Event of Death or Disability

• Accelerated vesting of stock options	6,475,004	1,619,470	1,967,159	880,421	596,407
• Payment of PSUs (contingent on actual performance at end of performance period)	13,005,115	3,700,737	3,997,489	2,631,336	1,759,314
• Accelerated vesting of restricted stock units	—	—	—	151,681	126,154
• Life insurance benefit paid by insurance company (in the case of death)	1,125,000	552,000	650,000	461,000	390,000

Total	20,605,119	5,872,207	6,614,648	4,124,438	2,871,875

In Event of Termination Without Cause by the Company or For Good Reason by the Employee

• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	6,000,000	2,488,590	2,730,000	2,042,880	2,042,880

• Continued coverage under health and welfare benefit plans for two years	25,752	25,752	25,752	25,752	25,752

• Prorated payment of PSUs (contingent on actual performance at end of performance period)	6,430,839	1,827,387	1,961,252	1,226,437	645,089

• Prorated vesting of restricted stock units	—	—	—	139,413	100,479

Total	12,456,591	4,341,729	4,717,004	3,434,482	2,814,200

In Event of Termination Without Cause by the Company or For Good Reasons by the Employee Six Months Following a Change in Control (Double Trigger)

• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	6,000,000	2,488,590	2,730,000	2,042,880	2,042,880

• Continued coverage under health and welfare benefit plans for two years	25,752	25,752	25,752	25,752	25,752

• Accelerated vesting of stock options	6,475,004	1,619,470	1,967,159	880,421	596,407

• Prorated accelerated payment of PSUs	6,430,839	1,827,387	1,961,252	1,226,437	645,089

• Accelerated payment of PSUs replacement grant	6,574,276	1,873,350	2,036,237	1,404,899	1,114,225

• Accelerated vesting of restricted stock units	—	—	—	151,681	126,154

• Prorated annual cash bonus(1)	3,500,000	1,212,390	1,330,000	483,840	483,840

Total	29,005,871	9,046,939	10,050,400	6,215,910	5,034,347

(1)
Pursuant to the Severance Protection Plan, Ms. Hemmer and Mr. Batchelor receive a prorated target annual cash bonus under this scenario. Mr. Fish, Ms. Rankin and Mr. Morris receive a prorated maximum annual cash bonus under this scenario pursuant to their 2017 Employment Agreements. The 2017 Employment Agreements provided for this enhanced treatment partially on account of similar terms in pre-existing employment agreements that executives were agreeing to terminate in order to support the Company's transition toward a more standardized and flexible approach to severance protections.

    2020 Proxy Statement     |    49

EXECUTIVE COMPENSATION

Chief Executive Officer Pay Ratio

In 2018, we identified the Company's median employee, based on total annual compensation for all employees other than our Chief Executive Officer, in accordance with SEC Regulation S-K, Item 402(u) (the "Median Employee") for purposes of the proxy statement filed in March 2018. During 2019, a change in such employee's circumstances make it no longer appropriate to use that individual as the Median Employee. A new Median Employee was selected, whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee. The Median Employee, a Driver in the United States, was identified from a list of Company employees as of December 31, 2017. Out of a total worldwide employee population of 42,075 on that date, the list included 41,585 employees and excluded the Chief Executive Officer and our 489 employees based in India. Approximately 90% of these total employees work in the United States and approximately 10% work in Canada. Over 99% of these individuals are full-time employees. Any temporary or seasonal employees are included; any subcontracted workers are not employees and are excluded.

To select the Median Employee, we determined the actual taxable compensation paid to each listed employee in 2017, converted to U.S. dollars at appropriate exchange rates for non-U.S. employees and annualized for salaried employees hired during the year. We did not apply any cost-of-living adjustments nor did we use any form of statistical sampling.

Since December 31, 2017, there have been no changes to the Company's employee population, compensation arrangements, or the circumstances of the Median Employee (except as noted above) that the Company believes would significantly impact this pay ratio disclosure. Accordingly, as permitted by SEC Regulation S-K, Item 402(u), the Company is providing the following information based on the Median Employee as identified.

For 2019, total annual compensation for the Median Employee was $76,048. The annual compensation of our Chief Executive Officer was $11,298,101, for a ratio of 1:149. These compensation values were calculated in accordance with SEC Regulation S-K, Item 402(c)(2)(x) requirements for reporting total compensation in the Summary Compensation Table.

Equity Compensation Plan Table

The following table provides information as of December 31, 2019 about the number of shares to be issued upon vesting or exercise of equity awards and the number of shares remaining available for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders(1)	5,588,356	(2)	$69.66	(3)	20,762,702	(4)

(1)
Includes our 2009 Stock Incentive Plan, 2014 Stock Incentive Plan and Employee Stock Purchase Plan ("ESPP"). No additional awards may be granted under our 2009 Stock Incentive Plan.

(2)
Includes: options outstanding for 3,938,478 shares of Common Stock; 224,997 shares of Common Stock to be issued in connection with deferred compensation obligations; 347,997 shares underlying unvested restricted stock units and 1,076,884 shares of Common Stock that would be issued on account of outstanding PSUs if the target performance level is achieved. Assuming, instead, that the maximum performance level was achieved on such PSUs, the number of shares of Common Stock that would be issued on account of outstanding awards would increase by 1,076,884 shares.

The total number of shares subject to outstanding awards in the table above includes 361,856 shares on account of PSUs, at target, with the performance period ended December 31, 2019. The determination of achievement of performance results on such PSUs was performed by the MD&C Committee in February 2020, and the Company achieved (a) maximum performance criteria on the half of the PSUs that are subject to the cash flow generation performance measure, yielding a 200% payout and (b) near-maximum performance criteria on the half of the PSUs that are subject to the total shareholder return performance measure, yielding a 194.7% payout. A total of 475,627 shares of Common Stock were issued on account of such PSUs in February 2020, net of units deferred, of which 241,022 shares of Common Stock were included in the first column of the table above.

Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and, due to the look-back pricing feature, the purchase price and corresponding number of shares to be purchased is unknown.

(3)
Excludes PSUs and restricted stock units because those awards do not have exercise prices associated with them. Also excludes purchase rights under the ESPP for the reasons described in (2) above.

(4)
The shares remaining available include 807,579 shares under our ESPP and 19,955,123 shares under our 2014 Stock Incentive Plan, assuming payout of PSUs at maximum. Assuming payout of PSUs at target, the number of shares remaining available for issuance under our 2014 Stock Incentive Plan would be 21,032,007.

50     |         2020 Proxy Statement

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on The Proxy Card)

Our Board of Directors, upon the recommendation of the Audit Committee, has ratified the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2020, subject to ratification by our stockholders.

Representatives of Ernst & Young LLP will be at the annual meeting. They will be able to make a statement if they want, and will be available to answer any appropriate questions stockholders may have.

Although ratification of the selection of Ernst & Young is not required by our By-laws or otherwise, we are submitting the selection to stockholders for ratification because we value our stockholders' views on our independent registered public accounting firm and as a matter of good governance. If our stockholders do not ratify our selection, it will be considered a direction to our Board and Audit Committee to consider selecting another firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change is in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2019	2018

	(In millions)
Audit Fees	$4.5	$4.6

Audit-Related Fees	0.1	0.1

Tax Fees	—	—

All Other Fees	—	—

Total	$4.6	$4.7

Audit fees includes fees for the annual audit, reviews of the Company's Quarterly Reports on Form 10-Q, work performed to support the Company's debt issuances, accounting consultations, and separate subsidiary audits required by statute or regulation. Audit-related fees principally include financial due diligence services relating to certain potential acquisitions.

The Audit Committee has adopted procedures for the approval of Ernst & Young's services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval. The services are grouped into significant categories and provided to the Audit Committee in the format shown above. All projects that have the potential to exceed $100,000 are separately identified and reported to the Committee for approval. The Audit Committee Chairman has the authority to approve additional services, not previously approved, between Committee meetings. Any additional services approved by the Audit Committee Chairman between Committee meetings are reported to the full Audit Committee at the next regularly scheduled meeting. The Audit Committee is updated on the status of all services and related fees at every regular meeting. In 2019 and 2018, the Audit Committee or Audit Committee Chairman pre-approved all audit and audit-related services performed by Ernst & Young. As set forth in the Audit Committee Report on page 9, the Audit Committee has considered whether the provision of these audit-related services is compatible with maintaining auditor independence and has determined that it is.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote.

    2020 Proxy Statement     |    51

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 3 on the Proxy Card)

Pursuant to Section 14A of the Exchange Act, stockholders are entitled to an advisory (non-binding) vote on compensation programs for our named executive officers (sometimes referred to as "say on pay"). The Board of Directors has determined that it will include this "say on pay" vote in the Company's proxy materials annually, pending consideration of future advisory stockholder votes on the frequency of this advisory vote on executive compensation.

We encourage stockholders to review the Compensation Discussion and Analysis and the Executive Compensation Tables on pages 26 to 50 of this Proxy Statement. The Company has designed its executive compensation program to be supportive of, and align with, the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking. The following key structural elements and policies, discussed in more detail in the Compensation Discussion and Analysis, further the objective of our executive compensation program and evidence our dedication to competitive and reasonable compensation practices that are in the best interests of stockholders:

  •
  over 80% of our named executive's target compensation, on average, is linked to Company performance, through annual cash incentive performance criteria and long-term equity-based incentive awards, and over 60% of our named executive's target compensation is tied to long-term equity awards, which aligns executives' interests with those of stockholders;

  •
  our total direct compensation opportunities for named executive officers are targeted to fall in a range around the competitive median;

  •
  performance-based awards include threshold, target and maximum payouts correlating to a range of performance outcomes and are based on a variety of indicators of performance, which limits risk-taking behavior;

  •
  performance stock units with a three-year performance period, as well as stock options that vest over a three-year period, link executives' interests with long-term performance and reduce incentives to maximize performance in any one year;

  •
  all of our executive officers are subject to stock ownership guidelines, which we believe demonstrates a commitment to, and confidence in, the Company's long-term prospects;

  •
  the Company has clawback provisions in its equity award agreements and executive officer employment agreements, and has adopted a clawback policy applicable to annual incentive compensation, designed to recoup compensation when cause and/or misconduct are found;

  •
  our Severance Limitation Policy limits the amount of benefits the Company may provide to its executive officers under severance agreements entered into after the date of such policy; and

  •
  the Company has adopted a policy that prohibits it from entering into new agreements with executive officers that provide for certain death benefits or tax gross-up payments.

The Board strongly endorses the Company's executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the compensation of the Company's named executive officers as described in this Proxy Statement under "Executive Compensation," including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement, is hereby APPROVED.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION

Vote Required for Approval

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote. Because the vote is advisory, it will not be binding, and neither the Board nor the MD&C Committee will be required to take any action as a result of the outcome of the vote on this proposal. The MD&C Committee will carefully consider the outcome of the vote in connection with future executive compensation arrangements.

    2020 Proxy Statement     |    53

PROPOSAL TO AMEND AND RESTATE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

(Item 4 on the Proxy Card)

Description of the Proposed Amendment and Restatement

Our ESPP was approved by stockholders at our 1997 Annual Meeting. An aggregate of one million shares of Common Stock was originally authorized for issuance under the ESPP and stockholders have approved an additional 14.75 million shares for issuance since then. As of January 1, 2020, approximately 40,175 employees were eligible to participate in the ESPP and approximately 807,579 shares remained available for issuance. The total number of shares issued under the ESPP in each of 2019, 2018 and 2017 was approximately 537,000, 582,000 and 594,000, respectively. The Board of Directors has concluded it is in the best interest to amend and restate the ESPP to authorize an additional three million shares of Common Stock for issuance under the plan, subject to stockholder approval. If stockholder approval is not obtained, the amendment and restatement will be of no force or effect.

Key considerations applicable to the ESPP and the proposed amendment and restatement include the following. Please read "Operation of the ESPP" below for further detail.

  •
  The price of shares of Common Stock purchased under the ESPP is 85% of the lower of the fair market value on the first day and the last day of the offering period.

  •
  Each offering period is six months.

  •
  The additional three million shares proposed to be authorized for issuance pursuant to the amendment and restatement comprise less than 1% of the Company's outstanding shares of Common Stock.

Description of the ESPP

The following description of the ESPP is qualified in its entirety by, and should be read in conjunction with, the text of the plan, a copy of which, as proposed to be amended and restated, is attached hereto as Appendix A and incorporated herein by reference.

  Purpose

The purpose of the ESPP is to provide an incentive for present and future employees of the Company's participating subsidiaries to acquire or increase their proprietary interest in the Company through the purchase of shares of Common Stock at a discount.

  Securities Underlying Awards

The closing price of the Company's Common Stock as of March 16, 2020 was $99.89 per share.

  Administration

The ESPP is administered by the Administrative Committee of the Waste Management Employee Benefit Plans, a committee appointed by the Board of Directors. The Administrative Committee has the authority to interpret all provisions of the ESPP.

  Eligibility

Any employee who customarily works for one of the Company's participating subsidiaries at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP after having been employed for at least 30 days prior to an enrollment date.

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PROPOSAL TO AMEND AND RESTATE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

  Operation of the ESPP

On the last day of each six-month period between January 1 and June 30 and July 1 and December 31 (each, an "Offering Period"), each employee who is enrolled in the ESPP will automatically purchase a number of shares of Common Stock determined by dividing such employee's payroll deductions accumulated in the ESPP during such Offering Period by the Offering Price. The Offering Price of each of the shares purchased in a given Offering Period shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the first day of the Offering Period and (b) 85% of the fair market value of a share of Common Stock on the last day of the Offering Period. If an employee withdraws from participation during an Offering Period, the monies contributed to the Plan are refunded without interest.

Eligible employees may elect to participate in the ESPP by taking such enrollment steps as are determined by the Administrative Committee to authorize payroll deductions from the employee's pay in an amount from 1% to 10% (in whole percentages) of the employee's gross base pay. No employee may (a) make payroll deductions during any calendar year in excess of $21,250 (or such other amount determined by the Administrative Committee); (b) purchase shares under the ESPP if such purchase would result in the employee owning five percent or more of the total combined voting power or value of the Company's outstanding capital stock; or (c) purchase shares under the ESPP with a fair market value in excess of $25,000 per calendar year.

All payroll deductions for the ESPP are placed in our general corporate account. No interest accrues on the payroll deductions. Employees may purchase Common Stock under the ESPP only through payroll deductions, and an employee participating in the ESPP may not make any additional payments into the account.

  Termination of Employment and Withdrawal

If an employee withdraws from participation in the ESPP or terminates employment for any reason, including retirement or death, during an Offering Period, the payroll deductions credited to the employee's account will be refunded promptly without interest.

  Amendment and Termination of ESPP

The Board of Directors may amend the ESPP at any time; provided, however, the ESPP may not be amended in any way (a) that will cause rights issued thereunder to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") or (b) that requires stockholder approval, unless such stockholder approval is obtained. In addition, other amendments not requiring stockholder approval pursuant to Section 423 of the Code may also be made by the Plan Sponsor Committee of Waste Management Employee Benefit Plans, a committee appointed by the Board of Directors.

The ESPP will terminate on the earlier of (a) the date that participating employees become entitled to purchase an aggregate number of shares greater than the number of shares remaining available for purchase under the ESPP and (b) the date on which the ESPP is terminated by the Board of Directors.

Federal Income Tax Consequences

The following discussion is intended to be a general summary only of the federal income tax aspects of purchase rights granted under the ESPP and not of state or local taxes that may be applicable. Tax consequences may vary depending on the particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Participants in the ESPP who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of U.S. federal income taxes.

The ESPP is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code. A participant recognizes no taxable income either as a result of commencing participation in the ESPP or purchasing Common Stock under the terms of the ESPP. If a participant disposes of shares purchased under the ESPP within either two years from the first day of the applicable Offering Period or within one year from the purchase date, known as disqualifying dispositions, the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss, which will be long-term if the participant's holding period is more than 12 months. If the participant disposes of shares purchased under the ESPP at least two years after the first day of the applicable Offering Period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the purchase price or (b) 15% of the fair market value of the shares on the first day of the applicable Offering Period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a

    2020 Proxy Statement     |    55

PROPOSAL TO AMEND AND RESTATE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

long-term capital loss. Any ordinary income recognized by a participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

New Plan Benefits

The value of the Common Stock purchased through the ESPP will vary based on the fair market value of our Common Stock on the first and last days of the Offering Period. Accordingly, the number of shares that may be purchased by the named executive officers, the executive officers as a group and all employees, including all current officers who are not executive officers, as a group in the future is not currently determinable. However, the table below shows, as to each of the indicated individuals and groups, the number of shares of Common Stock purchased by such individuals during the 2019 Offering Periods under the ESPP. The weighted average purchase price per share of Common Stock purchased during the 2019 Offering Periods under the ESPP was $85.09. Non-employee directors of the Company are not eligible to participate in the ESPP.

Name/Group	Number of Shares

James C. Fish, Jr.	—

Devina A. Rankin	—

John J. Morris, Jr.	—

Steven R. Batchelor	281

Charles C. Boettcher	261

Tara J. Hemmer	281

Leslie K. Nagy	70

Tamla Oates-Forney	—

Nikolaj H. Sjoqvist	281

Michael J. Watson	265

All executive officers, as a group	1,439

All employees, including all current officers who are not executive officers, as a group	535,484

Vote Required for Approval

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote.

OTHER MATTERS

The Company does not intend to bring any other matters before the annual meeting, nor does the Company have any present knowledge that any other matters will be presented by others for action at the meeting. If any other matters are properly presented, your proxy card authorizes the people named as proxy holders to vote using their judgment.

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APPENDIX A

WASTE MANAGEMENT, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective May 12, 2020)

The Waste Management, Inc. Employee Stock Purchase Plan (the "Plan") has been established for the benefit of its eligible employees, and is hereby amended and restated, effective as of the date upon which shareholder approval is obtained pursuant to Section 17. The terms of the amended and restated Plan are set forth below.

1.     Definitions.

        As used in the Plan the following terms shall have the meanings set forth below:

        (a)    "Board" means the Board of Directors of the Company.

        (b)    "Code" means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

        (c)    "Committee" means the Administrative Committee of the Waste Management Employee Benefit Plans appointed by the Board to administer the Plan as described in Section 4 below, or such other committee appointed by the Board.

        (d)    "Common Stock" means the common stock, $0.01 par value, of the Company.

        (e)    "Company" means Waste Management, Inc., a Delaware corporation, or any successor corporation by merger, reorganization, consolidation or otherwise.

        (f)    "Continuous Employment" means the absence of any interruption or termination of service as an Eligible Employee with the Company and/or its Participating Subsidiaries. For purposes of the preceding sentence, an authorized leave of absence shall not be considered an interruption or termination of service, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        (g)    "Eligible Compensation" means, with respect to each Participant for each pay period, the regular base earnings, commissions, overtime and, for employees on an Involuntary Military Leave of Absence, pay differential, paid to the Participant by the Company and/or one or more Participating Subsidiaries during the Offering Period before reductions are made to Code Section 125 and Section 401(k) plans maintained by the Company and/or its Participating Subsidiaries. However, any incentive compensation or other bonus amounts shall be excluded for purposes of determining Eligible Compensation.

        (h)    "Eligible Employee" means an employee of the Company or one of its Participating Subsidiaries who is customarily employed for at least 20 hours per week and more than five months in a calendar year, or are absent from active employment while on an Involuntary Military Leave of Absence. For purposes of the preceding sentence, employees who are members of a collective bargaining unit shall be excluded as eligible employees under the Plan, unless their applicable collective bargaining agreement provides for participation in the Plan.

        (i)    "Enrollment Date" means the first business day of each Offering Period.

        (j)    "Exercise Date" means the last business day of each Offering Period.

        (k)    "Exercise Price" means the price per share of Common Stock offered in a given Offering Period, which shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock on the Enrollment Date of such Offering Period, or (ii) 85% of the Fair Market Value of a share of the Common Stock on the Exercise Date of such Offering Period.

        (l)    "Fair Market Value" means, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date, the closing price of such Common Stock on the New York Stock Exchange on such date, as reported in The Wall Street Journal. In the event that such a closing price is not available for an Enrollment Date or an Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.

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APPENDIX A

        (m)    "Involuntary Military Leave of Absence" means an employee's leave from employment pursuant to the Company's Paid Leave of Absence Policy to perform military service obligations in the United States Air Force, Army, Navy, Marines, Coast Guard, Public Health Service Corps or National Guard, and the employee is either drafted or a member of the Reserves called to active duty.

        (n)    "Offering Period" means each six-month period that begins and ends on the business days that coincide with January 1 through June 30, or July 1 through December 31, or such other period or periods as the Committee may establish. However, if the first and/or last day of an Offering Period begins or ends (as applicable) on a Saturday, Sunday or holiday, then (i) the first day of the Offering Period will begin on the immediately following business day, and/or (ii) the last day of an Offering Period will end on the immediately preceding business day.

        (o)    "Participant" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided below in Section 6.

        (p)    "Participating Subsidiary" means any Subsidiary not excluded from participation in the Plan by the Committee, in its sole discretion.

        (q)    "Subsidiary" means any domestic or foreign corporation of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code or any successor thereto.

2.     Purpose of the Plan.

        The purpose of the Plan is to provide an incentive for present and future employees of the Company and its Participating Subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, and that the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code.

3.     Shares Reserved for the Plan.

        As of the effective date of this restatement, the Company shall reserve for issuance and purchase by Participants under the Plan an aggregate of three million shares of Common Stock in addition to shares previously reserved under the Plan, subject to adjustment as provided below in Section 13. Shares of Common Stock subject to the Plan may be newly issued shares or treasury shares. If and to the extent that any option to purchase shares of Common Stock shall not be exercised for any reason, or if such right to purchase shares shall terminate as provided herein, the shares that have not been so purchased hereunder shall again become available for the purposes of the Plan, unless the Plan shall have been terminated.

4.     Administration of the Plan.

        (a)    The Committee has been appointed by the Board to administer the Plan. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or rectify any omission in the Plan, or to reconcile any inconsistency in this Plan and any option to purchase shares granted hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's actions and determinations with respect to the foregoing shall be final, conclusive and binding on all persons. The act or determination of a majority of the members of the Committee shall be deemed to be the act or determination of the entire Committee.

        (b)    The Committee may, in its discretion, request advice or assistance, or employ such other persons as it deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

5.     Eligibility to Participate in the Plan.

        Subject to limitations imposed by Section 423(b) of the Code, each Eligible Employee who is employed by the Company or a Participating Subsidiary for 30 days prior to an Enrollment Date shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

6.     Election to Participate in the Plan.

        (a)    Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Enrollment Date, unless the Committee establishes another deadline for filing the enrollment agreement with respect to a given Offering Period.

        (b)    Unless a Participant withdraws from participation in the Plan as provided in Section 10 or authorizes a different payroll deduction by filing a new enrollment agreement prior to the Enrollment Date of a succeeding Offering Period, a Participant who is

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APPENDIX A

participating in an Offering Period as of the Exercise Date of such Offering Period shall be deemed to have (i) elected to participate in the immediately succeeding Offering Period and (ii) authorized the same payroll deduction percentage for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to such succeeding Offering Period.

7.     Payroll Deductions.

        (a)    All Participant contributions to the Plan shall be made only by payroll deductions. Each time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made during the Offering Period in an amount from 1% to 10% (in whole percentages) of the Eligible Compensation that the Participant receives on each payroll date during such Offering Period. Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided below in Section 10.

        (b)    All payroll deductions made for a Participant shall be deposited in the Company's general corporate account and shall be credited to the Participant's account under the Plan. No interest shall accrue on or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional contributions into such account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        (c)    Except as provided in Section 10, a Participant may not change his contribution election during an Offering Period.

        (d)    Notwithstanding the foregoing provisions of this Section 7, no Participant may make payroll deductions during any calendar year in excess of $21,250, or such other limit as may be established by the Committee, in its discretion.

8.     Grant of Options.

        (a)    On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3 and 8(b) hereof, each Eligible Employee shall be granted an option to purchase on the Exercise Date for such Offering Period a number of whole and, to the extent permitted by the Committee, fractional shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated during the Offering Period by the Exercise Price established for such Offering Period.

        (b)    Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

9.     Automatic Purchase.

        Unless a Participant withdraws from the Plan as provided below in Section 10, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date for which an enrollment agreement has been filed, and the maximum number of whole and, to the extent permitted by the Committee, fractional shares subject to the option will be purchased for the Participant at the Exercise Price established for that Offering Period, as provided above in Section 8. Any accumulated payroll deductions in excess of the amount applied to purchase shares on the Exercise Date shall be refunded to the Participant as soon as administratively feasible after the Exercise Date, unless the Committee establishes otherwise.

10.   Withdrawal; Termination of Employment.

        (a)    A Participant may withdraw all of the payroll deductions credited to the Participant's account for a given Offering Period by providing written notice to the Company no later than 45 days prior to the last day of such Offering Period. A Participant shall not be permitted to make a partial withdrawal of the payroll deductions credited to his account. All of the Participant's payroll deductions credited to the Participant's account will be paid to him promptly after receipt of the Participant's notice of withdrawal, the Participant's participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares hereunder will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan, unless written notice is delivered to the Company within the enrollment period preceding the commencement of a new Offering Period directing the Company to resume payroll deductions.

        (b)    Upon termination of the Participant's Continuous Employment prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant's account will be returned to the Participant or, in the case of death, to the Participant's estate, and the Participant's options to purchase shares under the Plan will be automatically terminated.

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APPENDIX A

        (c)    In the event a Participant ceases to be an Eligible Employee during an Offering Period, the Participant will be deemed to have elected to withdraw all payroll deductions credited to his account from the Plan. In such circumstance, the payroll deductions credited to the Participant's account will be returned to the Participant, and the Participant's options to purchase shares under the Plan will be terminated.

11.   Transferability.

        Options to purchase Common Stock granted under the Plan are not transferable, in any manner, by a Participant and are exercisable only by the Participant.

12.   Reports.

        Individual notional accounts will be maintained for each Participant in the Plan. Following each Exercise Date, Participants who have purchased shares under Section 9 may access a summary of their purchases in the manner determined by the Committee.

13.   Adjustments Upon Changes in Capitalization.

        (a)    If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per share purchase price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

        (b)    In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a stated period, which shall not be less than 10 days from the date of such notice, and the option will terminate upon the expiration of such period.

        (c)    In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 13, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 13.

14.   Amendment of the Plan.

        The Company may at any time, or from time to time, amend the Plan in any respect through action of the Board or, for any amendment that does not require shareholder approval, through action of the Plan Sponsor Committee of the Waste Management Employee Benefit Plans; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval, if required.

15.   Termination of the Plan.

        The Plan and all rights of Eligible Employees hereunder shall terminate:

        (a)    on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

        (b)    at any time, at the discretion of the Board.

        In the event that the Plan terminates under circumstances described in Section 15(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

16.   Notices.

        All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

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APPENDIX A

17.   Shareholder Approval.

        This amended and restated Plan shall be subject to approval by the shareholders of the Company within twelve months after the date the amended and restated Plan is adopted by the Board of Directors.

18.   Conditions Upon Issuance of Shares.

        (a)    The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. Notwithstanding anything in the Plan to the contrary, share certificates shall not be delivered to Participants until the later of (i) the date on which the applicable holding period to avoid a disqualifying disposition (within the meaning of Code Section 421) expires, or (ii) the date that a Participant specifically requests a certificate for shares purchased pursuant to the Plan.

        (b)    The Company may make such provisions, as it deems appropriate, for withholding by the Company pursuant to all applicable tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

19.   General Provisions.

        (a)    Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

        (b)    Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an employee or in any other capacity.

        (c)    A Participant will become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan only when the shares are issued to the Participant in accordance with the terms of the Plan. A Participant will have no rights as a stockholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above.

        (d)    The Plan shall be binding on the Company and its successors and assigns.

        (e)    This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

        (f)    The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Texas, without reference to the principles of conflicts of laws, and to applicable Federal or other securities laws.

    2020 Proxy Statement     |    A-5

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. WASTE MANAGEMENT, INC. 1001 FANNIN STREET HOUSTON, TX 77002 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Waste Management, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Waste Management, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E96979-P31917 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WASTE MANAGEMENT, INC. The Board of Directors recommends you vote FOR each of the nominees in item 1 and FOR proposals 2, 3 and 4: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Frank M. Clark, Jr. 1b. James C. Fish, Jr. For Against Abstain ! ! ! ! ! ! ! ! ! 1c. Andrés R. Gluski 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2020. Non-binding, advisory proposal to approve our executive compensation. Proposal to amend and restate our Employee Stock Purchase Plan to increase the number of shares authorized for issuance. 1d. Victoria M. Holt 3. 4. 1e. Kathleen M. Mazzarella 1f. William B. Plummer NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. 1g. John C. Pope 1h. Thomas H. Weidemeyer ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of the nominees in item 1 and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.wm.com. E96980-P31917 WASTE MANAGEMENT, INC. Annual Meeting of Stockholders - THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) of Waste Management, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 27, 2020, and hereby appoint(s) James C. Fish, Jr. and Charles C. Boettcher, Sr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Waste Management, Inc., to be held May 12, 2020, at 11:00 A.M., Central Time, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side. Attention participants in 401(k) plans: If you have an interest in the Common Stock of Waste Management, Inc. through participation in the Waste Management Retirement Savings Plan, you may confidentially instruct the Trustee(s) of the plan on how to vote the shares representing your proportionate interest in such plan's assets. The Trustee(s) shall vote shares in accordance with any instructions received. Any shares for which the Trustee(s) has/have not received timely voting instructions shall be voted by the Trustee(s), pursuant to the direction of the State Street Bank and Trust Company, as Investment Manager for the Common Stock held through the plan. The voting deadline for 401(k) plan participants is 11:59 P.M. Eastern Time on May 10, 2020. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Address Changes/Comments: